UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

September 23, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 7, 2005, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2005 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may then withdraw your proxy and vote in person. If you have questions or need assistance regarding your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc., at (866) 203-9401.

Sincerely,

/s/ ROBERT M. THORNTON, JR.
ROBERT M. THORNTON, JR. President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 7, 2005

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 7, 2005, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of four directors for a term of two years;

2.	The Company’s proposed 2005 Equity Incentive Plan; and

3.	Such other business as may properly come before the meeting or any adjournment thereof.

Holders of the common shares of SunLink of record at the close of business on September 14, 2005, will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet from and to the extent described in the Company’s proxy statement. Internet and telephone voting will conclude on the Friday prior to the meeting.

Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/ JAMES J. MULLIGAN

James J. Mulligan

Secretary

September 23, 2005

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of SunLink Health Systems, Inc. for the 2005 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the Annual Meeting at 10:00 a.m. local time, on Monday, November 7, 2005, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and invite you to attend in person.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about September 29, 2005.

VOTING INFORMATION

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board’s recommendations which are:

•	FOR the election of Robert M. Thornton, Jr., Chairman, Stephen J. Baileys, D.D.S., Gene E. Burleson and Michael W. Hall, as directors of the Company for a term of two years; and

•	FOR the adoption of the 2005 Equity Incentive Plan;

A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 14, 2005, which is the record date for the Annual Meeting. On September 14, 2005, we had 7,203,703 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the Meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet, or vote in person at the Annual Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 5:00 p.m. Eastern time on Friday, November 4, 2005 for all shares. You may vote in one of the following ways:

By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or, if you are an owner in street name, in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: You can also vote your shares by the Internet. Your proxy card indicates the website you may access for internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and internet access charges if you vote by the Internet.

By Mail: If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: If you vote your shares now it will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or internet voting instructions or (4) vote in person at the Meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares that shareholders are entitled to vote are present at the Meeting, either in person or by proxy.

Votes Required For Proposals: To elect directors and adopt the other proposals, the following proportion of votes is required:

•	To elect the Directors, a plurality of the votes cast.

•	To adopt the 2005 Equity Incentive Plan, a majority of the votes cast.

Routine And Non-Routine Proposals: American Stock Exchange rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.

If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

The American Stock Exchange has informed us that the election of directors is a routine item. The American Stock Exchange has also informed us that the proposal to adopt the 2005 Equity Incentive Plan is a non-routine item which requires a majority of votes cast.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:

•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of Directors, but we do count votes withheld for one or more nominees as votes cast.

•	Under our Code of Regulations, all matters, other than the election of directors, are determined by the holders of a majority of the voting shares held by shareholders present in person or by proxy at the time of the meeting, except where a different proportion is required by law. Accordingly, we count abstentions as votes cast on our proposal to approve the new equity incentive plan. We do not count broker non-votes, if any, as votes cast on this proposal. Because the proposal to adopt the 2005 Equity Incentive Plan requires the approval of a majority of the votes cast, abstentions will have the effect of a no vote, but broker non-votes will not have any impact on the outcome of this proposal.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Thornton, none of our Board members is an employee of the Company. The Board limits membership on the Audit Committee and Executive Compensation Committee (referred to in this proxy statement as the “Compensation Committee”) to independent non-management directors. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and hospitals and their participation in Board and Board committee meetings.

The Board of Directors has adopted charters for the Board committees, resolutions governing the process for identification and nomination of candidates for the Board, and the Company’s code of ethics (the SunLink Health Systems, Inc. Code of Conduct) for employees, including our principal executive officer, principal financial officer and principal accounting officer. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company.

A complete copy of the charters of the Board committees, the resolutions governing the process for identification and nomination of candidates for the Board, and the Code of Conduct for employees may be found on the Company’s website at http://www.sunlinkhealth.com. Copies of these materials also are available to shareholders without charge upon written request to the Secretary of the Company.

Summary of the Corporate Governance Principles

Independence

A majority of the Board of Directors is required to consist of independent, non-management directors who meet the criteria for independence required by the American Stock Exchange. Under such rules, a director is independent if he or she does not have a material relationship with the Company.

The Board of Directors has determined that as of September 14, 2005, six (6) of the Company’s seven (7) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Hall and Turner. Mr. Thornton, as a management director, also participates in the Board’s activities and provides valuable insights and advice.

The non-management directors meet periodically in executive session without the Chief Executive Officer present.

The executive sessions of non-management directors are presided over by the director who is the chairman of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by a director elected by a majority of the non-management directors.

Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files, and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Business Combinations

In the event SunLink receives any formal written offer(s) to purchase more than 20% of SunLink’s outstanding common stock, such proposal is required to be evaluated by the Board of Directors, who may delegate the evaluation of such offer to a committee of the Board of Directors (which may be its Executive Committee), so long as such committee is comprised of a majority of independent directors. Such committee will be empowered to retain such legal and financial advisors as it may deem necessary to advise it and the Board in respect of such offer(s).

In the event of any proposed business combination involving SunLink, the Compensation Committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the Compensation Committee concerning any severance package proposed for any of SunLink’s officers or Board members in connection with any proposed business combination and the financial effect thereof.

Director Share Ownership

The Company believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) shares of SunLink common stock. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the Board.

Annual Meeting Attendance

The Board of Directors encourages all its members to attend the Annual Meeting of Shareholders. In November 2004, all director nominees and all continuing directors were present at the Annual Meeting of Shareholders.

Communicating with Directors

The Board of Directors has provided a means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the Technical and Compliance Services at the Company’s headquarters or by telephone at 1-866-244-5952. The Vice President for such services or his designee will refer the concern to the Compliance Committee (a committee composed of Board and non-Board members and chaired by Ms. Brenner), or if appropriate, the Chairman of the Audit Committee who will assure that the matter is properly investigated.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1–Election of Directors

The Company’s Board of Directors is presently comprised of seven members. One class of Directors is normally elected at each Annual Meeting of Shareholders for a term of two years. At the 2005 Annual Meeting, shareholders will elect four directors who will hold office until the Annual Meeting of Shareholders in 2007. The Board of Directors has nominated Robert M. Thornton, Jr., Chairman, Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson, who are presently directors of the Company, for election to terms of office of two years.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxy for the election of Robert M. Thornton, Jr., Chairman, Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President, and Chief Executive Officer	1996

Dr. Steven J. Baileys	Director	2000

Michael W. Hall	Director	2001

Gene E. Burleson	Director	2003

Directors Whose Term of Office Expires in 2006:
Karen B. Brenner	Director	1996

C. Michael Ford	Director	1999

Howard E. Turner	Director	1999

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

Robert M. Thornton, Jr., 56, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was the Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton has been a private investor and, since March 1995, Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994.

Dr. Steven J. Baileys, 51, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

Michael W. Hall, 56, is a private investor and was Chairman and Chief Executive Officer of Pyramed Health System, Inc., a healthcare consulting firm, from August 1996 through March 31, 2001. From April 1991 to August 1996, Mr. Hall was Chief Operating Officer and Executive Vice President of Southern Health Management Corporation, a healthcare management company specializing in rural healthcare. Prior to its sale to NetCare Health Systems, Inc., in 1996, Southern Health Management Corporation owned three of SunLink’s seven hospitals.

Gene E. Burleson, 64, is a private investor and was a director of HealthMont Inc., a Tennessee corporation, from its inception in September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as the Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., a diversified provider of long-term and specialty health care services, from February 2000 to June 2002. Mr. Burleson served as the Chief Executive Officer and as a director of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. He served as Chairman of the Board of Directors of GranCare, Inc., a provider of long-term and specialty health care services, which subsequently became a part of Mariner Post-Acute Network, Inc., from January 1994 to November 1997, and as its Chief Executive Officer from December 1990 to February 1997. His previous experience also includes serving as the President and Chief Operating Officer of American Medical International, Inc., an acute-care hospital company and a predecessor to Tenet Healthcare Corporation. Mr. Burleson also currently serves on the Board of Directors of Prospect Medical Holdings, Inc., a provider of management services to independent physician associations, Deckers Outdoor Corporation, a shoe manufacturer, and various other privately-held companies.

Karen B. Brenner, 53, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. Ms. Brenner is also a director of Creative Bakeries, Inc.

C. Michael Ford, 66, has been the owner and Chairman of the Board of Directors of Montpelier Corporation, a venture capital and real estate holding company, since October 1990. Mr. Ford has served as Chief Executive Officer since November 2003 and Chief Financial Officer of Newtown Macon, Inc. from October 2002 to November 2003. Mr. Ford was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000, and the Interim Chief Executive Officer from February 2000 to December 2000, except for the period June 27 through July 7, 2000. Mr. Ford served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994.

Howard E. Turner, 63, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he is a member of the firm’s executive committee. Mr. Turner has served as a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The Board of Directors held eight meetings and took two actions by unanimous written consent during fiscal 2005. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. All directors attended 75% or more of the meetings of the Board and Board committees on which they served in our fiscal year ended June 30, 2005.

Membership On Board Committees

This table lists our three committees, the directors who currently serve on them, and the number of committee meetings held in the fiscal year ended June 30, 2005:

Name	Audit	Compensation	Executive
Dr. Baileys		•
Ms. Brenner	•	C	•
Mr. Burleson		•
Mr. Ford	C
Mr. Hall	•
Mr. Thornton			C
Mr. Turner			•
2005 Meetings	9	4	2

C = Chair

• = Member

Audit Committee

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	The integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”);

•	The Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established;

•	The Company’s auditing, accounting and financial reporting processes generally; and

•	The independence and performance of the Company’s external auditors.

•	Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval; and

•	Perform any other activities consistent with the Audit Committee Charter, the Company’s Code of Regulations and governing law as the Committee or the Board deem appropriate.

All three members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” as defined by SEC regulations adopted in January 2003.

Compensation Committee

The Compensation Committee has the power and authority of the Board to perform and shall perform the following duties and responsibilities:

•	Develop guidelines and, on an annual basis, review the compensation and performance of the Company’s senior executive officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	Make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of awards to the Company’s officers and other employees and reviewing and approving the granting of awards in accordance with such criteria;

•	Review and approve plans for managerial succession of the Company;

•	Review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually review and reassess the adequacy of the Compensation Committee Charter and recommend any proposed changes to the Board for approval; and

•	Perform any other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the Committee or the Board deem appropriate.

All three members of the Compensation Committee are independent, as defined in Section 121(A) of the American Stock Exchange’s listed company guide.

Executive Committee

The Executive Committee is empowered to exercise all of the authority of the Board of Directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Nomination Procedures

The Board does not have a nominating committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire Board to identify and nominate directors to serve on the Company’s Board so long as, pursuant to American Stock Exchange rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the Board, the Board shall actively seek individuals qualified to become Board members based on business experience, professional expertise, industry experience, and geographic representation. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described beginning on page 32 and more particularly, in the Company’s Code of Regulations. The Board of Directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS

Cash Compensation. The Company Board typically evaluates director compensation on an annual basis with charges typically implemented on a twelve month cycle. The following table shows the effective or proposed effective date for director’s compensation for the periods indicated, including monthly fees for services as a director, fees for attendance at a meeting of the Board of Directors, fees for attending an Audit Committee, Compensation Committee or Executive Committee meeting, fees for participating in telephone meetings, additional monthly fees for service on the Audit Committee, and the additional monthly fees paid to committee chairmen. We also reimburse customary expenses for attending Board, committee, and shareholder meetings.

	Retainers ($ per month)					Meeting Fees ($ per meeting)
						For Attendance At:
Year	Board	Committee Membership		Committee Chairmanship		In Person		By Telephone
		Audit	Other	Audit Chair	Compensation Chair	Board Meetings	Committee Meetings	Board & Committee Meetings[5]
2005[1]	1,500	750	0	750	500	1,500	1,000	1,000

2004[2]	1,500	750	0	750	0	1,000	750	750

2003[3]	1,250	600	0	600	0	1,000	600	600

2002[4]	1,000	500	0	500	0	1,000	500	500

[1]	To be effective December 1, 2005
[2]	Effective December 1, 2004 to November 30, 2005
[3]	Effective December 1, 2003 to November 30, 2004
[4]	Effective September 1, 2002 to November 30, 2003
[5]	Where attendance is via a telephonic meeting rather than in person, Board meeting fees are paid at a reduced rate.

Non-Cash Compensation. Each non-employee director currently is eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and will be eligible to participate in the 2005 Equity Incentive Plan, if such plan is approved by the Company’s shareholders. In December 2003, each of the Company’s non-employee directors was granted options to purchase 6,250 shares of SunLink’s common stock at an exercise price of $2.90 per share. One-third of such options vest each year, beginning with the date of the grant. Upon the adoption of the new Equity Inventive Plan, we anticipate that we will award equity compensation to non-employee directors with an estimated value for 2005 of $20,000 per year. If such award is made in the form of stock options, the Board expects the number of options to be derived from a Black-Scholes or other similar valuation. Based on a preliminary Black-Scholes valuation assuming a $9 per share market price and a 10 year option term, the Board anticipates that non-employee directors will receive a grant of options to purchase approximately 5,200 shares.

Management Directors. We do not pay directors who are also our employees any additional compensation for serving as a director other than customary reimbursement of expenses.

Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Mr. Mulligan, a director emeritus and our Secretary, is a partner of the law firm of Mulligan & Mulligan. These firms provided legal services to the Company in the fiscal year ended June 30, 2005 at customary rates and they continue to provide such services to the Company in the fiscal year ending June 30, 2006.

Item 2–Approval of 2005 Equity Incentive Plan

General.

The Company’s stockholders are being asked to approve the adoption of the SunLink 2005 Equity Incentive Plan (the “Plan”), which will be adopted if approved by the shareholders. The Board of Directors, through its Compensation Committee composed entirely of independent, outside directors, unanimously has recommended the adoption of the proposed Plan.

The Company believes equity compensation aligns the interests of employees, non-employee directors and service providers with the interests of its other shareholders. The Company currently provides for the award of stock options to key employees through the Company’s 2001 Stock Option Plan (the “2001 Employee Plan”) and for the award of stock options to non-employee directors through its 2001 Outside Directors’ Stock Option and Stock Ownership Plan (the “2001 Directors’ Plan”). We refer to the 2001 Employee Plan and the 2001 Directors Plan collectively as the “2001 Plans” in this Proxy Statement. Other forms of equity compensation cannot be granted under the 2001 Plans. The Company believes that the continuation and expansion of its equity compensation program is essential in attracting, retaining and motivating employees and non-employee directors, and will give it additional flexibility to motivate consultants and advisors to the Company. The Plan will allow for such expanded use of equity compensation. The Plan will be administered by a committee which initially will be the Compensation Committee unless the Board of Directors otherwise provides.

Board Analysis of the Plan and Basis For Shares Authorized Thereunder and Recommendation For Approval

The Board of Directors believes that it is in the best interest of the Company’s shareholders to adopt the Plan in order to continue to provide eligible participants with an opportunity to acquire an equity interest in the Company.

The Plan is intended to accomplish five major objectives:

(1)	attracting and retaining officers and employees of the Company and its Subsidiaries;

(2)	motivating such individuals by means of time and performance-related incentives to achieve Company performance goals and increased shareholder value;

(3)	enabling such individuals to participate in the growth and financial success of the Company;

(4)	encouraging ownership of stock in the Company by such individuals; and

(5)	linking compensation to the interests of shareholders.

The Plan also is intended to accomplish similar goals with respect to the Company’s non-employee directors.

As of June 30, 2005, SunLink only had 35,550 shares available for future grants under its 2001 Plans. Accordingly, the Compensation Committee concluded it would be advisable to seek shareholder approval of a new, more flexible, Plan to succeed the 2001 Plans. If the 2005 Plan is approved the authority to grant new awards under the 2001 Plans will be terminated and any unused shares thereunder will also be available for issuance under the new Plan.

The Compensation Committee then considered the appropriate size for a new plan.

In evaluating a potential new plan, the Compensation Committee considered the Company’s overhang (shares issued and reserved for future issuance as a percent of common shares outstanding) and run rates (annual shares granted as a percent of common shares outstanding). However, it did not consider any quantitative data with respect thereto because it believed there were no directly comparable companies of both similar size and industry to the Company. The Compensation Committee noted that other publicly traded community hospital companies are substantially larger than SunLink. Similarly, the Compensation Committee concluded that SunLink’s historical run rate was not material to its analysis because the Company has made equity awards to only three of the five Named Executive Officers in the past three fiscal years; no awards to the Company’s Chief Executive Officer or its Chief Financial Officer in the past three fiscal years and awards to only one of its Named Executive Officers in the past two fiscal years.

The Compensation Committee was aware that a number of institutional investors and their advisors suggest that companies request authority under their equity plans which is sufficient only enough to fund up to three years of grants. Based in part on management’s recommendations, the Compensation Committee concluded that

SunLink would require approximately 200,000 shares (based on restricted stock awards) to 700,000 shares (based on option awards) over the next three years for its employees and approximately 20,000 (based on restricted stock awards) to 100,000 shares (based on option grants) for non-employee directors over the same period. The majority of the Company’s outstanding options were awarded prior to June 30, 2001 and 232,500 options have been awarded in the last three fiscal years, of which only 36,000 were awarded to the Company’s Named Executive Officers.

The Compensation Committee concluded that a request for up to an aggregate of 800,000 new shares under the Plan would be reasonable and should be acceptable to the Company’s shareholders. Approval of the Plan would result in an overhang of approximately 11.1% based solely on new shares authorized under the Plan. Based on the new shares to be authorized under the Plan, together outstanding options issued in the last three fiscal years plus approximately 35,550 remaining shares available under the 2001 Employee Plan for new awards (for which authority would carry over to the Plan) would result in an overhang of approximately 14.8%. The maximum overhang based on the 800,000 new shares to be authorized under the Plan and the approximately 35,550 remaining shares available under the 2001 Employee Plan for new awards plus the shares which are issuable upon the exercise of the Company’s outstanding stock options, regardless of when such options were awarded, would be approximately 20.1%. Of the Company’s 836,900 outstanding stock options, 500,000 are held by the Company’s Named Executive Officers.

Employee participants under the Plan may include not only the named executive officers of the Company but also may include other officers or employees of the Company or any of its subsidiaries who meet the definition of an eligible employee and who are, in the judgment of the Compensation Committee, contributing significantly to the success and growth of the Company.

Under the Plan, SunLink would reserve 800,000 shares of the Company’s no par value common shares. We anticipate that the Plan will provide sufficient shares to fund awards for at least three years and will provide multiple award vehicles including incentive and non-qualified option awards, performance contingent restricted stock, and time-vesting-based restricted stock. The Plan provides the ability to have a strong pay and performance linkage. Future incentive awards for employees may be tied to performance-contingent vesting and/or performance-accelerated vesting. Awards may vest ratably over time or all or substantially all at once pursuant to “cliff” vesting provisions.

The Board and the Compensation Committee are committed to employee stock ownership by the Company’s executive officers and non-employee directors. The Chief Executive Officer and the other named executive officers have significant equity ownership and the Plan continues the stock ownership requirements of the 2001 Directors’ Plan which requires non-employee directors to own at least 1,000 shares of the Company’s common stock. The time-vesting-based restricted stock awards authorized under the Plan further emphasize long-term equity ownership. The Board and the Compensation Committee will continue to monitor ownership levels and may consider additional ownership guidelines or mandatory holding periods in the future if deemed necessary.

Under the Company’s 2001 Employee Plan, as of June 30, 2005, approximately 774,450 outstanding stock options have been awarded to employees, of which 486,000 outstanding stock options have been awarded to the Company’s Named Executive Officers. The Compensation Committee presently intends to also award stock options in 2005 under the Plan and is evaluating whether to award restricted shares (which may be performance-based restricted shares) in lieu of, or in combination with, an award of stock options to employee participants. If restricted shares are awarded, one restricted share is expected to be issued for each four stock options that otherwise would be issued to Participants in the Plan. The Board of Directors also intends to grant to each non-employee director annual awards in the form of options to purchase shares of the Company’s common stock. Such awards are expected to vest at the end of the fiscal year in which they are awarded although the Board may require minimum terms of service for any awards to new non-employee directors. See “Compensation of Directors” for a discussion of the option awards expected to be made for 2005.

The Board of Directors adopted the Plan, subject to the approval of the Company’s shareholders. The Board of Directors believes that it is desirable to continue the Company’s equity compensation program and increase the Compensations Committee’s choices under the Plan, and recommends that shareholders vote FOR approval of the Plan. The Plan will become effective upon approval by the Company’s shareholders.

The following is a brief summary of the material provisions of the Plan, which summary is qualified in its entirety by reference to the copy of the Plan, attached to this Proxy Statement as Appendix A.

Summary of the Plan

The Plan provides for equity compensation awards in the form of stock options, restricted stock, dividend equivalent rights, and performance awards (collectively, “Awards”) to eligible employees, non-employee directors, consultants or advisors of the Company or a subsidiary thereof. As of August 31, 2005, there are five executive officers, thirty management personnel, approximately 1,171 other employees and six non-employee directors who are eligible to receive Awards under the Plan.

Common Shares Available under the Plan

The Plan authorizes up to 800,000 common shares for grants of Awards, 700,000 of which shares may be actually issued or transferred upon the exercise of Incentive Stock Options, but only 200,000 of which may be issued as restricted stock. The common shares offered under the Plan may be issued from authorized, but unissued shares, treasury shares or any combination thereof. To the extent that any Award based on common shares expires or terminates without having been exercised in full, is forfeited or is settled in cash, the common shares subject to that Award will be available for other Awards. Also, to the extent that an option is exercised by tendering common shares as payment of the exercise price and/or required tax withholding, the maximum number of shares available under the Plan will be increased by the number of shares so tendered.

The Plan provides that the maximum number of common shares with respect to which Options or performance-based Awards may be granted to any single participant in any calendar year may not exceed 200,000 shares. The amount that any single participant may receive in any calendar year for performance units settled in cash may not exceed $1,000,000.

Fair market value under the Plan is generally equal to the closing sales price at which common shares of the Company were traded on the American Stock Exchange (or other principal exchange on which the common shares are listed) on the relevant date (or if there were no reported sales on that date, on the most recent date on which sales were reported). As of September 21, 2005, the closing sales price of a common share of the Company on the American Stock Exchange was $8.13.

Plan Administration

The Plan will be administered by the Compensation Committee or other committee specified by the Board, which will consist solely of not less than two Non-Employee Directors, all of whom shall (1) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act; (2) be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”); and (3) otherwise meet any “independence” requirements promulgated by any stock exchange on which the shares are listed except that in the case of awards to non-employee directors the Plan generally will be administered by the full Board. The members of the Compensation Committee are appointed by and serve at the pleasure of the Board. Furthermore, the Board retains the right to make Awards under the Plan.

The Compensation Committee has the authority, among other things, to select the individuals, to whom, and the time or times at which, Awards will be granted, the type of Awards to be granted, the number of common shares to be subject to each grant, the terms and conditions of each Award, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan.

The Compensation Committee cannot make any adjustment or amendment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) where the adjustment or amendment would reduce or have the effect of reducing the exercise price of an option previously granted under the Plan, whether through amendment, cancellation, replacement grants or other means, unless the Company’s shareholders have approved the adjustment or amendment.

Awards under the Plan

Stock Options

The Plan provides both for incentive stock options as defined under Section 422 of the Code (“ISOs”) and non-qualified stock options (“Non-Qualified Options”) (collectively, “Options”) Non-Employee Directors are not eligible to receive awards of ISOs. In general, the Plan provides that the purchase price for all common shares covered by each Option granted cannot be less than 100% of the fair market value of the common shares on the date of grant. In the case of any ISO granted to an individual who, on the effective date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company (a “10% Shareholder”), the exercise price per share must be at least 110% of the fair market value of the common shares on the date of grant.

The purchase price for common shares covered by an Option must be paid in full at the time of exercise of the Option by cash or cash equivalents or, subject to certain limitations, by the delivery of common shares of the Company having a fair market value on the date of exercise equal to the exercise price or by a combination thereof.

Notwithstanding the designation of an Option as an ISO, to the extent that the aggregate fair market value (determined as of the date the ISOs are granted) of the common shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under all stock option plans maintained by the Company exceeds $100,000, such Options will be treated as Non-Qualified Options.

The Compensation Committee has the authority to determine the term of an Option, up to a maximum of 10 years (5 years in the case of an ISO granted to a 10% Shareholder), and each Option will be exercisable as determined by the Compensation Committee. The Compensation Committee may accelerate the exercisability of an Option at any time.

Restricted Stock

The Plan provides for Awards of restricted stock, which will contain such restrictions, terms and conditions as the Compensation Committee shall determine. Unless the Compensation Committee determines otherwise, the grantee of an Award of restricted stock will have the right to vote the shares and to receive all dividends and other distributions on the shares prior to vesting. Unless the Compensation Committee determines otherwise, the shares of restricted stock will be forfeited by the grantee if the grantee ceases to be employed by the Company or one of its subsidiaries prior to the end of the applicable restriction period.

Performance-Based Awards

Unless, and except to the extent that the Compensation Committee determines otherwise, each Option, and performance-based restricted stock award granted under the Plan is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(c) and the regulations thereunder. The Compensation Committee will not be entitled to exercise any discretion otherwise authorized under the Plan with respect to Awards intended to constitute performance-based compensation (within the meaning of such Code Section) if the ability to exercise or the exercise of the discretion would (1) cause the compensation attributable to the Awards to fail to qualify as performance-based compensation, and (2) result in the taxability of those awards as compensation in excess of the $1 million limitation under Code Section 162(m).

Dividend Equivalent Rights

Dividend equivalent rights may be granted in conjunction with an Award of restricted stock. Grantees of dividend equivalent rights will be entitled to receive payments in single or multiple installments, as determined by the Compensation Committee, equivalent to all or some portion of the cash dividends payable with respect to common shares (as specified in the applicable Award agreement). Payments may be made in cash, common shares, other securities or other property or a combination thereof. Amounts payable in respect of dividend equivalent rights may be payable currently or, if so determined by the Compensation Committee and subject to

Code Section 409A, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the dividend equivalent rights relate. If the amounts payable are deferred, the Compensation Committee will determine whether the deferred amounts are to be held in cash, reinvested in shares or, if the dividend equivalents are credited in connection with a Performance Award, credited as additional Performance Awards and paid if and when the underlying Award is paid.

Deferral of Payments or Vesting

Although the Compensation Committee may provide for the deferral of the issuance or vesting in common shares or the payment of cash in respect of an Award granted under the Plan, its practical ability to do so will be significantly limited as a result of Code Section 409A. The terms of any such deferral will be set forth in the applicable Award agreement.

Amendment and Termination

The Board of Directors may amend or terminate the Plan at any time, subject to the requirements of applicable law and applicable securities exchange regulations; provided that, without shareholder approval, the Board may not increase the maximum number of shares available for issuance under the Plan (other than an increase resulting from a change in capitalization) or change the class of employees eligible to receive ISOs. However, the Board generally cannot make any change in the Awards that will impair the rights of the grantee therein without the consent of the grantee.

New Plan Benefits

The number and type of Awards that will be granted under the Plan presently are not determinable because the Board or the Compensation Committee, as applicable, will make these determinations in their respective sole discretion.

Change in Control

At the discretion of the Board or the Compensation Committee, any Award may provide for immediate vesting or lapse of all restrictions in the event of a “Change in Control” (as defined in the Plan). The Compensation Committee anticipates that most Awards to eligible employees will contain such provisions and the Board anticipates that most Awards to Non-Employee Directors will likewise contain such provisions.

Adjustments

The Plan provides that the Compensation Committee will determine the appropriate adjustments, if any, to outstanding Awards and the shares available for future Awards in connection with a reclassification, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of shares, or other unusual or non-recurring event affecting the Company or any of its subsidiaries or its other financial condition (such as a merger, spin-off or other change in corporate structure).

Transferability

Awards granted under the Plan have transfer restrictions as provided for in the Plan. Certain restricted stock awards and Non-Qualified Options, at the discretion of the Committee, may be transferred to or for the benefit of a participant’s immediate family, but ISOs may be transferred only by will or the laws of descent and distribution. The other Awards granted under the Plan are generally non-transferable.

Termination of Employment

The Committee has the full power and authority to determine the terms and conditions that apply to any Award upon a termination of employment or other service and will provide such terms in the applicable Award Agreement.

Share Ownership Requirements Applicable to Non-Employee Directors.

Subject to any trading restrictions imposed by applicable securities laws, as of the later to occur of (i) the date on which the 2005 Directors Plan is approved by the stockholders of the Company, or (ii) the date on which an individual later elected as a Non-Employee Director is nominated for election, each Non-Employee Director (or future Non-Employee Director, as the case may be) shall be required to own one thousand (1,000) shares of the Company’s common shares. This requirement is a continuation of the ownership requirement contained in the 2001 Directors Plan.

Tax Withholding

If a participant recognizes taxable income in connection with the receipt of common shares or cash under the Plan, the participant may be required to pay to the Company or its applicable subsidiary the foreign, federal, state and local taxes and other amounts required from any compensation payable to the participant (including under any Award) to be withheld by the Company in connection with such receipt prior to the issuance of the shares or payment of the cash. The Company is authorized to withhold from any compensation payable to the participant (including under any Award) cash or a portion of the common shares issuable with a fair market value equal to the amount of withholding taxes in satisfaction of the obligation to pay the minimum withholding taxes.

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences in respect of Options and Restricted Stock granted under the Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based on the U.S. federal income tax laws as in effect on the date of this proxy statement.

ISOs

All incentive stock options granted or to be granted under the Plan are intended to be incentive stock options as defined in Section 422 of the Code. An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. The exercise of an ISO may result in alternative minimum taxable income liability in the year of exercise.

Upon disposition of common shares acquired from the exercise of an ISO, if the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee) long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the optionee (a “Disqualifying Disposition”), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the common shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to the exercise of an ISO, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

The Plan permits a participant to pay all or part of the purchase price for common shares acquired pursuant to exercise of an ISO by transferring to the Company other shares of the Company common stock owned by the participant, and Code Section 422 provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired common shares to the Company as payment of the exercise price. The common shares received by the participant, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the participant in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred and, thus, whether ordinary income will be recognized. In such case, the participant’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the participant’s cost basis in the common shares surrendered plus the amount of ordinary income, if any, recognized. The participant’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Code Section 422.

In general, an option granted under the Plan that is designated as an ISO will be taxed as described above. However, in some circumstances an option that is designated as an ISO will be treated as a Non-Qualified Option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an ISO are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a Non-Qualified Option. In addition, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which ISOs granted under the Plan are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Any excess over such amount will be deemed to be related to and part of a Non-Qualified Option.

Non-Qualified Options

All options granted under the Plan that do not qualify as ISOs are Non-Qualified Options which are not entitled to special tax treatment under Code Section 422.

A participant receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable information reporting requirements.

Common shares acquired upon the exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the participant will recognize long-term capital gain or loss if the participant has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the common shares for one year or less.

If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering the previously acquired common shares to the Company. Common shares received by a participant, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by a participant in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Tax Treatment Upon a Change in Control

If Options under the Plan vest or are paid on an accelerated basis upon a Change in Control, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code, which would result in the imposition of a 20% federal excise tax on the recipient of the excess parachute payment and a loss of the Company’s deduction for the excess parachute payments.

Restricted Stock

Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, when vesting based restricted stock vests or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest or become transferable over (ii) the price, if any, paid for such restricted stock. A participant may, however, elect to recognize income as of the date of grant of the restricted stock in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock (“Section 83(b) Election”). If such a Section 83(b) Election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, a participant making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The participant will not be able to recognize a loss for tax purposes with respect to the excess of the fair market value over the purchase price that was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made a Section 83(b) Election, as dividend income. The basis in common shares, if any, so acquired, will be equal to the fair market value of the shares on the participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

Dividend Equivalent Rights

Dividends or cash, common shares, other securities or other property received in lieu of a dividend will be taxed to the participant as compensation income, unless, as discussed above, the dividend or dividend equivalent right is received with respect to restricted stock for which the participant has made a Section 83(b) Election.

Performance Based Compensation

Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. It is anticipated that, in general, the Committee will operate the Plan in a manner designed to avoid loss of the Company’s tax deduction relating to Options and performance based Awards because of Code Section 162(m).

Vote Required

The affirmative vote of the holders of a majority of the common shares that are voted on the proposal to approve the Plan is necessary to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE 2005 EQUITY INCENTIVE PLAN

Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of the proposal to adopt the Plan.

EXECUTIVE OFFICERS

Our executive officers, as of September 14, 2005, their positions with the Company or our subsidiaries and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	56
Joseph T. Morris	Chief Financial Officer	57
Harry R. Alvis	Chief Operating Officer	60
Jerome D. Orth	Vice President, Technical and Compliance Services	57
Mark J. Stockslager	Corporate Controller and Principal Accounting Officer	46

All of our executive officers hold office for an indefinite term, subject to the discretion of the Board of Directors.

Biographical information for our non-director executive officers is set forth below:

Joseph T. Morris has been Chief Financial Officer of SunLink Health Systems, Inc. since September 1, 2002, and President and Chief Financial Officer of SunLink Healthcare, LLC (f/k/a SunLink Healthcare Corp.) since February 1, 2001. Mr. Morris provided turn-around operational and financial consulting services for several healthcare companies, including Cambio Health Solutions and New American Healthcare Corporation, from June 1999 through January 2001. From January 1997 through May 1999, Mr. Morris was Executive Vice President and Chief Financial Officer of ValueMark HealthCare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From August 1993 through December 1996, Mr. Morris was President of Affiliated Health Management, Inc., and from February 1990 to July 1993, was Senior Vice President, Hospital Financial Operations, for Hallmark Healthcare Corporation.

Harry R. Alvis has been Chief Operating Officer of SunLink Health Systems, Inc. since September 1, 2002, and Senior Vice President of Operations of SunLink Healthcare LLC since February 1, 2001. Mr. Alvis provided turn-around operational consulting services for New American Healthcare Corp. from March 2000 through January 2001. From August 1997 through August 1999, Mr. Alvis was Chief Executive Officer of River Region Health Systems in Vicksburg, Mississippi, a healthcare facility owned by Quorum Health Group, Inc. From August 1995 through August 1997, Mr. Alvis was the Chief Executive Officer of Greenview Hospital in Bowling Green, Kentucky, a healthcare facility owned by Hospital Corporation of America. Mr. Alvis was the Chief Executive Officer of Pinelake Medical Center in Mayfield, Kentucky from November 1987 through August 1995. Pinelake was a healthcare facility owned by HealthTrust, Inc.

Jerome D. Orth has been Vice President, Technical & Compliance Services for the Company since February 1, 2001. From January 1995 through January 2001, Mr. Orth was Vice President of Hospital Financial Operations for ValueMark Healthcare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From February 1987 through October 1994, Mr. Orth held various positions with Hallmark Healthcare Corporation, including Executive Director, Hospital Financial Management and Executive Director, Management Information Systems. Prior to 1987, Mr. Orth spent 12 years in various accounting, third party reimbursement and management positions with Hospital Corporation of America.

Mark J. Stockslager has been Principal Accounting Officer since March 11, 1998 and Corporate Controller since November 6, 1996. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Certain Beneficial Owners

Set forth below is certain information concerning the persons or entities known by the Board of Directors of the Company to be the beneficial owners of more than 5% of the outstanding common shares of the Company as of September 14, 2005.

	Common Shares Beneficially Owned As of September 14, 2005(1)
Name and Address	Shares		% of Class
Steven J. Baileys(2) 30691 Hunt Club Drive San Juan Capistrano, CA 92675	583,117	(3)	8.1

Israel A. Englander c/o Millennium Management, L.L.C. 666 Fifth Avenue New York, NY 10103	564,800	(4)	7.8

Robert M. Thornton, Jr. c/o SunLink Health Systems, Inc. 900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339	505,835	(5)	7.0

North Atlantic Value LLP Ryder Court, 14 Ryder Street London SW1Y 6QB, England	439,500	(6)	6.1

Joseph M. Girard The Whale House P.O. Box 6648 Malibu, CA 90264	388,700	(7)	5.4

(1)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or investment power with respect to the shares or has a right to acquire the shares within 60 days of September 14, 2005. Unless otherwise indicated, sole voting power and sole investment power are exercised by the named person. In calculating “% of Class” for a person, shares which may be acquired by a person within such 60-day period are treated as owned by such person and as outstanding shares in the calculation of percentage ownership for such person.
(2)	Steven J. Baileys is the managing member of Beilihis Investments, LLC, which is a private investment firm.
(3)	Includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis. Also includes 14,166 shares that may be acquired upon the exercise of options exercisable within 60 days of September 14, 2005.
(4)	Information with respect to Mr. Englander and his holdings is based on a Schedule 13G dated February 14, 2005, which contained information as of such date. Mr. Englander reports that he has sole voting and dispositive power with respect to, and is the beneficial owner of, 564,800 shares.
(5)	Includes 200,000 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(6)

Represents aggregate holdings under a joint filing on a Schedule 13D dated April 18, 2005 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company, and Axia Value Partners (collectively, “the Group”). The Group as joint filers disclaim the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident North Atlantic is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic is a publicly-held regulated mutual fund. Christopher Harwood Bernard Mills serves as a director of Trident North Atlantic and North Atlantic Value serves as an investment adviser to Trident North Atlantic. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas.Christopher Harwood Bernard Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is PO Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the Common Stock. Christopher H. B. Mills is the Chief Executive Officer of American Opportunity Trust. Christopher H. B. Mills is also a partner of North Atlantic Value. Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each of the Group and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose
North Atlantic Value	282,500	0	282,500	0	282,500
Christopher H. B. Mills	282,500	0	282,500	0	282,500
American Opportunity Trust	282,500	0	282,500	0	282,500
Trident North Atlantic Fund	89,200	0	89,200	0	89,200
Trident Holdings	44,610	0	44,610	0	44,610
High Tor Limited	14,870	0	14,870	0	14,870
John W. Gildea	107,800	2,800	105,000	2,800	105,000
Gildea Management Company	105,000	0	105,000	0	105,000
Axia Value Partners	105,000	0	105,000	0	105,000

(7)	Information with respect to Mr. Girard and his holdings is based on a Schedule 13D dated March 16, 2004, which contained information as of such date. Mr. Girard reports that he has sole voting and dispositive power with respect to, and is the beneficial owner of, 388,700 shares.

Common Shares Owned By Management

The following table sets forth the number of common shares of the Company beneficially owned as of September 14, 2005 by each named executive officer listed in the Summary Compensation Table on page 24, by each current director, and by all directors, nominees and executive officers of the Company as a group.

	Common Shares Beneficially Owned As of October 1, 2004
Name	Number		% of Class

Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	505,835	(1)	7.0
Joseph T. Morris Chief Financial Officer	148,900	(2)	2.1
Harry R. Alvis Chief Operating Officer	98,050	(3)	1.4
Jerome D. Orth Vice President Technical and Compliance Services	44,732	(4)	*
Mark J. Stockslager Corporate Controller and Principal Accounting Officer	98,014	(5)	1.3
Steven J. Baileys Director	580,617	(6)	8.1
Karen B. Brenner, Director	251,583	(7)	3.5
Gene E. Burleson Director	74,124	(8)	1.0
C. Michael Ford Director	46,666	(9)	*
Michael W. Hall Director	19,766	(9)	*
Howard E. Turner Director	227,103	(9)	3.2
Directors, Nominees and Executive Officers as a Group (11 persons)	2,095,466	(10)	28.7

*	Less than 1%
(1)	Includes 200,000 shares that may be acquired upon the exercise of options exercisable within 60 days of September 14, 2005.
(2)	Includes 95,250 shares that may be acquired under options exercisable within 60 days of September 14, 2005
(3)	Includes 80,250 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(4)	Includes 40,750 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(5)	Includes 45,750 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(6)	Includes 11,666 shares that may be acquired under options exercisable within 60 days of September 14, 2005. Also includes 346,249 shares held by Beilihis Investments, LLC. Dr. Baileys is managing member of Beilihis.
(7)	Includes 11,666 shares that may be acquired under options exercisable within 60 days of September 14, 2005. Also includes 2,411 warrants to purchase shares of SunLink common stock held by Ms. Brenner’s spouse and exercisable within 60 days of September 14, 2005.
(8)	Includes 6,881 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(9)	Includes 11,666 shares that may be acquired under options exercisable within 60 days of September 14, 2005.
(10)	Includes 2,411 shares that may be acquired upon the exercise of warrants and 527,211 shares that may be acquired under options exercisable within 60 days of September 14, 2005.

EXECUTIVE COMPENSATION

Committee Report On Executive Compensation

Overview

The Compensation Committee of the Board of Directors currently is comprised of three directors, each of whom is independent under the applicable rules of the American Stock Exchange. During the fiscal year ended June 30, 2005, the Board ratified all compensation decisions and approved all compensation recommendations made by the Compensation Committee.

The goal of the Compensation Committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Corporation, thereby contributing to long-term shareholder value.

The Compensation Committee has determined that competitive considerations merit the use of employment contracts for senior executive management. In March 2005, the Company entered into amendments to existing employment agreements with Messrs. Thornton, Morris and Alvis to extend the term of such agreements to June 30, 2006. The existing employment agreements for Messrs. Orth and Stockslager are terminable at any time subject to severance pay provisions described elsewhere in this proxy statement. Each of the Company’s executive officers is employed pursuant to an employment agreement.

Because we utilize employment contracts, certain compensation criteria may be more difficult to adjust on an annual basis. Certain of our employment contracts contain “change in control” provisions. We have designed our change in control policies to help keep employees focused on their jobs during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent.

The three key elements of executive compensation are base salary, short-term incentives and long-term incentives.

The Corporation’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the Compensation Committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Corporation.

The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The Committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined financial targets while a smaller portion should be discretionary based on the Compensation Committee’s evaluation of an executive’s performance in specific qualitative areas.

The Executive Bonus Plan for the fiscal year ended June 30, 2005 provided that bonuses would be payable based on two factors: (1) the net income of the Company from continuing operations during fiscal 2005 and (2) the achievement of certain unweighted discretionary criteria.

The net income goal was set forth in the budget adopted by the Board in June 2004 for the 2005 fiscal year and represented a significant increase over the net income from continuing operations for fiscal 2004. The Company’s net income from continuing operations substantially exceeded the goal set forth in the 2005 budget. Based on this positive result and the Compensation Committee’s evaluation of each executive’s performance against his discretionary criteria, the executive officers of the Company, were paid the bonuses set forth in the “Summary Compensation Table on page 24.

While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders. The Company currently uses, as it has for many years, stock options to provide that link. Options are intended to provide strong incentives for superior long-term performance. One executive officer of the Company, Harry R. Alvis, was granted 20,000 options during fiscal 2005.

During the latter part of fiscal 2005, the Compensation Committee retained a compensation consulting firm to review and evaluate the current compensation packages for the three highest paid executives of the Company as compared to those of the executives of other health care companies with comparable revenues. The Committee is expected to consider the results of such survey as one source of information in formulating future compensation packages and the reasonableness of potential compensation levels, but has not determined what specific weight, if any, will be afforded to the results of such study.

Chief Executive Officer Compensation

During the fiscal year ended June 30, 2005, the CEO, Mr. Thornton, was employed under an employment agreement which provided for an annual base salary of $310,000 and the opportunity to earn a bonus equal to sixty percent of his 2005 annual salary if certain criteria established by the Committee (after consultation with him) were met (a more complete description of Mr. Thornton’s employment agreement is contained on page 26 under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements”). In the opinion of the Compensation Committee, after consultation with a compensation consulting firm retained by the Compensation Committee, both Mr. Thornton’s salary and, consequently, his cash bonus opportunity (which is calculated as a percentage of his salary) are somewhat on the low side for comparable positions for healthcare companies with similar revenues and below the market median for healthcare companies with similar revenues. If SunLink’s revenues continue to increase, such disparity may be expected to increase. Under the Bonus Plan for fiscal 2005, Mr. Thornton’s bonus for fiscal 2005 was weighted as follows: (1) 70% was based on the Company’s net income from continuing operations for fiscal 2005 and (2) 30% was based on certain un-weighted discretionary criteria.

As explained above, the Company reached the net earnings from continuing operations goal set for fiscal 2005 so a bonus was paid to Mr. Thornton based on this factor. The unweighted discretionary criteria chosen to evaluate Mr. Thornton’s performance were (i) making substantial and measurable progress to ensure full and timely compliance with the internal controls certification requirements of Section 404 of the Sarbanes-Oxley Act by June 30, 2006, (ii), making substantial and measurable progress on the standardization of management information systems for all of the Company’s hospitals, (iii) completion of three and five year strategic plans, and (iv) a substantial improvement to the Company’s investor relations program, highlighted by a significant analyst report and expanded financial presentations to the investment community. The Committee concluded, and the Board agreed, that Mr. Thornton had substantially performed the discretionary criteria, but had continuing work to do on the investor relations program and therefore had earned ninety percent of the maximum bonus based thereon.

Authorization

This report has been submitted by the Compensation Committee:

Karen B. Brenner (Chair)	Dr. Steven J. Baileys	Gene E. Burleson

Other Executive Compensation Information

The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, other than the Chief Executive Officer (the “Named Executive Officers”), for the fiscal year ended June 30, 2005.

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2005, 2004 and 2003 to the Chief Executive Officer and the other Named Executive Officers.

Summary Compensation Table
	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	Long-Term Incentive Plan Payout ($)	All Other Compensation ($)(2)
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2005 2004 2003	$310,000 283,500 276,667	180,420 50,425 155,210	— — —	— — —	— — —	— — —	1,711 7,715 4,161

Joseph T. Morris Chief Financial Officer	2005 2004 2003	240,000 237,300 228,665	139,680 42,205 128,282	— — —	— — —	— — 7,000	— — —	2,468 7,713 3,890

Harry R. Alvis Chief Operating Officer	2005 2004 2003	236,000 212,930 202,133	118,000 30,417 94,497	— — —	— — —	20,000 — 7,000	— — —	1,772 7,209 4,985

Jerome D. Orth Vice President, Technical and Compliance Services(3)	2005 2004 2003	142,000 142,000 138,003	53,392 10,400 48,036	— — —	— — —	— — 1,000	— — —	2,375 5,715 2,579

Mark J. Stockslager Corporate Controller and Principal Accounting Officer	2005 2004 2003	101,100 96,348 92,233	40,440 18,800 32,097	— — —	— — —	— — 1,000	— — —	2,578 3,455 3,090

(1)	The amounts shown do not include certain indirect compensation, perquisites and other personal benefits in the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2)	All other compensation consists of 401-k contributions made by the Company.
(3)	Mr. Morris was elected Chief Financial Officer on August 25, 2002.
(4)	Mr. Alvis was elected Chief Operating Officer on August 25, 2002.

Option Grants in Last Fiscal Year

The Company granted options to purchase 20,000 shares to Harry R. Alvis during the fiscal year ended June 30, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information about stock option exercises during fiscal 2005 and unexercised stock options at June 30, 2005 for the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options At Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-The- Money Options At Fiscal Year-End Exercisable/ Unexercisable ($)(2)
Robert M. Thornton, Jr.	20,000	132,800	200,000/0	1,576,000/0

Joseph T. Morris	0	0	93,500/3,500	736,780/27,580

Harry R. Alvis	0	0	78,500/23,500	618,580/185,180

Jerome D. Orth	0	0	40,500/500	319,140/3,940

Mark J. Stockslager	8,000	56,400	51,500/500	405,820/3,940

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the American Stock Exchange at exercise.
(2)	We base this value on the $7.88 closing price of our common shares on the American Stock Exchange on June 30, 2005.

Long-Term Incentive Plan Awards

The Company did not grant any awards to Named Executive Officers during the fiscal year ended June 30, 2005 under any long-term incentive plan.

Equity Compensation Plan Information

The following table provides information with respect to the common shares that may be issued upon the exercise of options and other awards under the Company’s existing equity compensation plans as of June 30, 2005.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1995 Incentive Stock Option Plan	10,000	$3.99	0
2001 Outside Directors’ Stock Ownership and Stock Option Plan	82,500	$2.26	0
2001 Long-Term Stock Option Plan	744,400	$2.44	35,550

	836,900	$2.44	35,550

Equity compensation plans not approved by security holders:
None	0	0	0

Total:	836,900	$2.44	35,550

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are participants in the Plan. The estimated monthly benefits to be received by them at age 65 are $159.94 and $601.24, respectively.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date, for a term ending June 30, 2006 with optional renewal periods of eighteen months. Mr. Thornton’s current Employment Agreement provides for a base salary at a rate of not less than $310,000 per annum effective July 1, 2004 and thereafter plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Thornton was entitled to, and was granted options to purchase 200,000 shares of the Company’s common stock in 2001, twenty percent of such options vested upon grant, and twenty percent of the total grant vested on each anniversary thereafter. Such options fully vested on January 1, 2005. Such options expire on the fifth anniversary of the date they first become exercisable. If the Board adopts additional option plans under which senior executives participate, Mr. Thornton will be eligible to participate in such plans and the Board may grant him additional options. Mr. Thornton is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee (in consultation with him) are met.

Mr. Thornton’s Employment Agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated without cause before June 30, 2006, he is generally entitled to the lesser of (i) eighteen months salary or (ii) the greater of the salary for the remaining number of months in the term or twelve months. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) twelve months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change of control of the Company (as defined), if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change of control, he is entitled to (a) twenty four months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Joseph T. Morris. Mr. Morris, Chief Financial Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date for a term ending June 30, 2006. Mr. Morris’ Employment Agreement provides for a salary of no less than $240,000 effective July 1, 2004 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Morris was entitled to receive and was granted options to purchase 110,000 shares of SunLink common stock in 2001; twenty percent of such options vested upon grant and twenty percent of the total grant vested on each anniversary thereafter. Such options fully vested on January 1, 2005. If the Board adopts additional option plans under which senior executives participate, Mr. Morris will be eligible to participate and the Board may grant him additional options. Mr. Morris is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Morris’ Employment Agreement also provides for severance payments in the event Mr. Morris ceases to be employed by the Company. If Mr. Morris is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Morris is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to the lesser of (i) twelve months salary or (ii) the salary for the remaining number of months in the term of the

Agreement. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change in control of the Company, if Mr. Morris’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) eighteen months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Harry R. Alvis. Mr. Alvis, Chief Operating Officer, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001, as amended to date for a term ending June 30, 2006. Mr. Alvis’ Employment Agreement provides for a salary of not less than $236,000 effective July 1, 2004 and thereafter, plus any increases that may be granted from time to time by the Company. Under his Employment Agreement, Mr. Alvis was entitled to receive and was granted options to purchase 75,000 shares of SunLink common stock in 2001; twenty percent of such options vested upon grant, and twenty percent of the total grants vested on each anniversary thereafter. Such options fully vested on January 1, 2005. If the Board adopts additional option plans under which senior executives participate, Mr. Alvis will be eligible to participate and the Board may grant him additional options. Mr. Alvis is also eligible to receive an annual bonus of up to fifty percent of his annual base salary if certain criteria established by the Compensation Committee are met.

Mr. Alvis’ Employment Agreement also provides for severance payments in the event Mr. Alvis ceases to be employed by the Company. If Mr. Alvis is terminated for cause, disability or death, he is entitled to then accrued benefits under the Agreement, including a pro rata share of any annual bonus. If Mr. Alvis is terminated without cause during the term of the Agreement, he is entitled to receive severance payments equal to the lesser of (i) twelve months salary or (ii) the salary for the remaining number of months in the term of the Agreement. If he is terminated without cause during any extended term of the Agreement, he is generally entitled to the lesser of (x) six months salary or (y) the salary for the remaining number of months of such extended term.

Upon a change in control of the Company, if Mr. Alvis’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one year of the change in control, he is entitled to (a) twelve months of base pay, to be paid in accordance with the Company’s payroll practices, (b) accrued compensation, including a pro rata share of any annual bonus, (c) health and certain ancillary benefits for twelve months thereafter, and (d) full vesting of any then unvested stock options.

Jerome D. Orth. Mr. Orth, Vice President, Technical and Compliance Services, is currently employed by the Company under the terms of an Employment Agreement effective February 1, 2001. Mr. Orth’s current Employment Agreement provides for a salary of $12,500 per month or $150,000 on an annualized basis. Mr. Orth’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Orth has a target incentive opportunity for the fiscal year ending June 30, 2005 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Orth is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

Mark J. Stockslager. Mr. Stockslager, Principal Accounting Officer and Corporate Controller, is currently employed by the Company under the terms of an Employment Agreement effective January 1, 2001. Mr. Stockslager’s current Employment Agreement provides for a salary of $ 8,625 per month or $103,500 on an annualized basis. Mr. Stockslager’s salary will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Stockslager has a target incentive opportunity for the fiscal year ending June 30, 2005 of up to forty percent of his base salary based on criteria determined by the Compensation Committee. Mr. Stockslager is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental and disability programs.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on SunLink’s common shares over a 63 month period from March 31, 2000 through June 30, 2005 with the cumulative total return of the American Stock Exchange Market Index and a published hospital industry index over the same period. The graph assumes that $100 was invested in each vehicle on March 31, 2000 and that all dividends were reinvested.

SunLink changed its fiscal year-end from March 31 to June 30 beginning with the year ended June 30, 2002, so the measurement period for the performance graph and performance data covers the fiscal years ended March 31, 2000, 2001, and 2002, the three-month transition period ended June 30, 2002 and fiscal years ended June 30, 2003, 2004 and 2005.

ASSUMES $100 INVESTED ON MARCH 31, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDED JUNE 30, 2005

Source: Coredata, LLC

PERFORMANCE DATA

Cumulative Value of $100 invested on March 31, 2000

	3/31/00	3/31/01	3/31/02	6/30/02	6/30/03	6/30/04	6/30/05
SUNLINK HEALTH SYSTEMS, INC.	100.00	108.36	167.27	229.09	175.27	403.64	573.09
HOSPITALS INDEX	100.00	164.39	189.75	212.65	115.68	150.20	191.80
AMEX MARKET INDEX	100.00	84.36	90.40	83.28	92.77	110.53	121.69

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Ms. Brenner (Chairperson), Dr. Baileys, and Mr. Burleson, none of whom were officers or employees of the Company.

CERTAIN TRANSACTIONS

A director of the Company and the company secretary (who was a director of SunLink until November 2003 and is now director emeritus) are members of two different law firms, each of which provides services to SunLink.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee Charter, which was adopted by the Board of Directors of the Company and which complies with the applicable rules of the American Stock Exchange. The Audit Committee reviews and assesses the adequacy of its Charter on an annual basis. The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. An independent registered public accounting firm is responsible for auditing the financial statements.

The Audit Committee has three members, each of whom is independent under the applicable rules of the American Stock Exchange. The Audit Committee met nine times during the 2005 fiscal year. In addition, the members of the Audit Committee reviewed, and the Chairman of the Audit Committee discussed with management, Cherry, Bekaert & Holland, L.L.P. (the Company’s current independent registered accounting firm) and Deloitte & Touche LLP (the Company’s former independent registered accounting firm), the interim financial information contained in each quarterly earnings release (for the periods such firms were engaged as the Company’s accountants) prior to the release of such information to the public.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls and the overall quality of the company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2005 with management and Cherry, Bekaert & Holland, L.L.P., including discussing with Cherry, Bekaert & Holland, L.L.P. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and by Rule 2-07 of Regulation S-X.

The Audit Committee received from Cherry, Bekaert & Holland, L.L.P. the written disclosures, including the letter, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Cherry, Bekaert & Holland, L.L.P. the subject of their independence in connection with their performance of services for the Company and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

As a result of the reviews and discussions with management and Cherry, Bekaert & Holland, L.L.P. referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

This report has been submitted by the Audit Committee:

C. Michael Ford (Chair)	Karen B. Brenner	Michael W. Hall

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firms

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry, Bekaert & Holland, L.L.P. are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by Cherry, Bekaert & Holland, L.L.P. require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of Cherry, Bekaert & Holland, L.L.P. for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.

In fiscal 2005 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to SunLink for such services during the fiscal years ended June 30, 2005 and 2004 by SunLink’s independent registered public accounting firm, Cherry, Bekaert & Holland, L.L.P. and its former independent registered accounting firm Deloitte & Touche, LLP. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert & Holland, L.L.P.	Fiscal 2004	Fiscal 2005
Audit Fees	$0	$124,239
Audit Related Fees	$0	$0
Tax Fees	$0	$77,765
All Other Fees	$0	$0

Services Rendered by Deloitte & Touche, LLP	Fiscal 2004	Fiscal 2005
Audit Fees	$539,791	$183,145
Audit Related Fees	$0	$0
Tax Fees	$205,295	$26,030
All Other Fees	$0	$0

Audit Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. and Deloitte & Touche, LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory audits, filings, or engagements and other attest services and the issuance of comfort letters and consents.

Audit-Related Fees

No audit related fees were billed by Cherry Bekaerk & Holland, L.L.P. or Deloitte & Touche, LLP in the last two fiscal years. Audit-related fees may include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert & Holland, L.L.P. and Deloitte & Touche, LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including the preparation of tax audits.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On October 21, 2004, the Company’s Audit Committee dismissed Deloitte & Touche, LLP as its independent registered public accounting firm.

The report of Deloitte & Touche, LLP on our consolidated financial statements for the fiscal years ended June 30, 2004 and 2003 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2004 and 2003 and through October 21, 2004, there were no disagreements between SunLink and Deloitte & Touche, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

In connection with the audit of the fiscal years ended June 30, 2004 and 2003 and through October 21, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

We requested that Deloitte & Touche, LLP furnish us with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of such letter, dated October 26, 2004, was filed as Exhibit 16.1 to our Form 8-K filed on October 26, 2004.

On October 21, 2004, the Audit Committee on behalf of the Company engaged Cherry, Bekaert & Holland, L.L.P. as SunLink’s independent registered public accounting firm for the fiscal year endED June 30, 2005.

During the years ended June 30, 2004 and 2003 and the subsequent unaudited interim period through the date hereof, neither SunLink nor any of its representatives consulted with Cherry, Bekaert & Holland, L.L.P. regarding (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on SunLink’s financial statements, which advice was an important factor considered by SunLink in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement with Deloitte & Touche, LLP or a reportable event as described above.

We requested Cherry, Bekaert & Holland, L.L.P. to review the disclosures therein which were required by Item 304(a) of Regulation S-K prior to the filing of such Form 8-K and provided Cherry, Bekaert & Holland, L.L.P. with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of views or disagreements with the statements. Cherry, Bekaert & Holland, L.L.P. did not issue any such letter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from July 1, 2004 through June 30, 2005 have been met, except that Jerome D. Orth inadvertently failed to file a Form 3 report to report shares held by him in an investment account and an IRA account with the same custodian and a Form 4 report to report the sale by the IRA account custodian of a de minimus number of shares in such account to pay annual custodial fees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry, Bekaert & Holland, L.L.P. was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2005 and is expected to continue to provide audit services to the Company for fiscal 2006. It is anticipated that representatives of Cherry, Bekaert & Holland, L.L.P. will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The Board of Directors of the Company annually appoints the independent registered public accounting firm for the Company after receiving the recommendation of its Audit Committee.

OTHER BUSINESS

The Board and our management have not received notice of, and are not aware of, any business to come before the Annual Meeting other than the items we refer to in this Proxy Statement. The Board of Directors currently does not intend to present any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The Company has also engaged Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 to assist in the solicitation of proxies.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders, our Secretary must receive the proposal at 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339, Attention: Secretary, on or before June 1, 2006 in order to be eligible for such inclusion.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

Normally, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 50 days nor more than 75 days before the first anniversary of the prior year’s meeting. Assuming that our 2005 Annual Meeting is held on schedule, we must receive notice pertaining to the 2006 Annual Meeting no earlier than August 24, 2006 and no later than September 18, 2006.

However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors which is on less than sixty days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2005 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2005 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT, SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

ADMISSION TO MEETING

Please vote by telephone or the internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. We encourage you to attend the November 7, 2005 meeting. To assure that attendance is limited to shareholders, please bring with you some proof of SunLink Health Systems, Inc. common stock ownership, such as a current brokerage statement and an identification bearing a photograph. No cellular telephones, beepers or recording devices will be allowed in the meeting room.

APPENDIX A

SUNLINK HEALTH SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

i

ii

SUNLINK HEALTH SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

ARTICLE 1

GENERAL

Section 1.1    Purpose.    This 2005 Incentive Plan (the “Plan”) has been established by SunLink Health Systems, Inc., an Ohio corporation (the “Company”). The Plan is intended to promote the interests of the Company by providing a means to (a) attract and retain Eligible Individuals; (b) motivate Participants, by means of appropriate incentives, to achieve incentive goals, whether long-term or short-term; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the holders of the Company’s Stock through compensation that is based on the Company’s Stock and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of shareholder return.

Section 1.2    Participation and Eligibility.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become participants in the Plan (the “Participants”). In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to compliance with the provisions of Code Section 409A, Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

ARTICLE 2

DEFINED TERMS

Section 2.1    Definitions.    In addition to words and terms defined elsewhere in the Plan, the following words and terms as used in the Plan (including in all Award Agreements under the Plan) shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms.

(a) “Affiliate” shall mean, as to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.

(b) “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Restricted Stock Awards. Each Award shall be evidenced by an Award Agreement pursuant to Section 5.14.

(c) “Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award and setting forth the terms and provisions applicable to Awards granted under this Plan, in addition to those described elsewhere in this Plan. Pursuant to Section 5.14, the Company may, but need not, require such Award Agreement to be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” means: (1) any act that (A) constitutes, on the part of the Participant relating to the Company, fraud, dishonesty, malfeasance of duty, or (B) conduct inappropriate to the Participant’s office, (2) the conviction of the Participant of a felony relating to the Participant’s office; or (3) the Participant’s failure to perform his job duties to the satisfaction of the Board, as determined by a two-thirds majority vote of the then Incumbent Directors (as such term is defined in clause (1) of the definition of “Change in Control.” Except as may otherwise be provided above or defined in an Award Agreement or in a written employment or severance benefits agreement approved by the Board and that expressly states that the methodology for the determination of cause as provided therein shall apply to an Award under this Plan, the determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting Cause.

(f) “Change in Control” shall be deemed to have occurred with respect to an Award in the event that, after the grant of such Award, any of the following events shall have occurred:

(1) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of all of the Non-Employee Directors who are then the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director upon their election to the Board; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director

(2) Any Person (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act), or Persons acting together that would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of such Affiliates thereof (other than the Management Stockholders and their spouses, lineal descendants, heirs, administrators, and representatives, as well as family trusts and similar entities (such as family partnerships) for the benefit of such persons) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (C) pursuant to an Exempt Transaction (as defined in paragraph (3) hereof);

(3) The approval by shareholders of the Company and the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”); unless immediately following such Business Combination: (A) at least 75% of the total voting power of (i) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be an “Exempt Transaction”); or

(4) The approval by the shareholders of the Company and the consummation of (A) a plan of complete liquidation or dissolution of the Company, or (B) a sale, lease, exchange, or other disposition of all or substantially all of the Company’s assets (other than either to a Subsidiary or a Controlled Affiliate of the Corporation, or in connection with a merger or other transaction effected solely to change the Company’s jurisdiction of organization or incorporation;

(5) There occurs any transaction, or series of related transactions, and the beneficial owners of the Company Voting Securities immediately prior to such transaction (or series) do not, immediately after such transaction (or series) beneficially own voting stock representing more than 50% of the voting power of all classes of voting stock of the Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity);

(6) The Company shall cease to own a majority of the capital stock of SunLink Healthcare, LLC;

provided that, in the case of any event under clause (3) or (4) requiring the consummation of an action, the Company shall provide a mechanism whereby Award holders may take such action as the Committee may determine is necessary to implement the rights granted Participants upon a Change in Control, including, without limitation, one or more of the following actions (i) to exercise “in the money” options contingent on the consummation of such transaction, (ii) to participate in any opportunity afforded to stockholders generally to participate in the subject transaction contingent on the consummation thereof; and

further provided, that if the term “Change in Control” is separately defined in any Award Agreement, then Change in Control shall have the meaning, if any, set forth in such Award Agreement as to the securities subject to such Award Agreement.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and official guidance issued thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h) “Committee” shall have the meaning set forth in Article 4 of the Plan.

(i) “Company” shall have the meaning set forth in Section 1.1 of the Plan.

(j) “Covered Officer” shall mean at any date (1) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company, and (2) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

(k) “Determination Date” means, (1) in the case of the Awards, including Incentive Stock Options, the Pricing Date, (2) in the case of Section 5.2(e), the first date of an applicable performance period and otherwise on the date of an Award, (3) in the case of Section 5.3(c), the date of an Award, (4) in the case of Section 5.6(b), the exercise date, (5) in the case of Section 5.6(g), the Tax Date, and (6) in the case of Section 6.3(e) the date the terms of an Award are communicated.

(l) “Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares of Stock. They may be granted in connection with Awards denominated in notional Shares.

(m) “Effective Date” shall have the meaning set forth in Section 3.1 of the Plan.

(n) “Eligible Employee” shall mean any U.S. employee of the Company or a Related Company.

(o) “Eligible Individual” shall mean any Eligible Employee (including any officer or employee-director of an Employer, any Non-Employee Director, and any consultant or other Person providing goods or services, to the Company or a Related Company.

(p) “Employee” shall mean an employee of any Employer.

(q) “Employer” shall mean the Company or any Related Company, as applicable.

(r) “Exchange” shall mean any stock exchange or market system qualified as a stock exchange by the SEC or if such exchange is located outside of the United States, qualified by an applicable governmental or regulatory entity.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t) “Exercise Price” shall mean the exercise price of an Option as determined pursuant to Section 6.4

(u) “Fair Market Value” shall mean, for purposes of determining the fair market value of a share of Stock:

(1) If the Stock is at the time of determination listed or admitted to trading on any Exchange, then the “Fair Market Value” shall be the reported closing sale price of the Stock (during regular trading hours) on the date immediately preceding the applicable Determination Date or, if the Committee shall so elect, as of the close of business on the applicable Determination Date in question on the principal Exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on such date in question on the principal Exchange, then the reported closing asked price of the Stock on the next preceding day on which a sale shall have occurred on the principal Exchange shall be determinative of “Fair Market Value.”

(2) If the Stock is not at the time of determination listed or admitted to trading on an Exchange, the “Fair Market Value” shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the applicable Determination Date or the immediately preceding date, as permitted above, in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(3) If the Stock is not listed or admitted to trading on any Exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(v) “Incentive Stock Option” shall mean an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(w) “Insider” means any Person subject to the provisions of Section 16 of the Exchange Act.

(x) “Management Stockholders” means those Persons identified in Exhibit A, as such exhibit may be amended from to time by the Chief Executive Officer of the Company, unless the holders of at least two-thirds of the outstanding Voting Securities of the Company immediately prior to such amendment shall object to such amendment, provided that any natural Person named as a Management Stockholder in Exhibit A shall cease to be a Management Stockholder without the necessity of any written action upon the Termination of Service of such Person due to death, Permanent Disability or Normal Retirement.

(y) “Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any Related Company and who shall otherwise qualify as a “non-employee director” as that term is defined in Rule 16b-3 under the Exchange Act or any successor provision.

(z) “Non-Qualified Option” shall mean an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b).

(aa) “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries on or after attainment of age 65 or such other earlier age as specified from time to time by the Committee.

(bb) “Option” shall have the meaning set forth in Article 6 of the Plan.

(cc) “Participant” shall mean an Eligible Individual who has been selected by Committee to participate in the Plan in accordance with Section 4.4 of the Plan, provided that only Eligible Employees shall be eligible to receive grants of Incentive Stock Options; and provided further that consultants or advisors shall be eligible for Awards under the Plan only if (1) they are natural persons; (2) they provide bona fide services to the Company or any of its Related Companies; and (3) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(dd) “Period(s) of Restriction” shall mean (1) as to Restricted Stock, the period(s) during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the terms of this Plan or any Award Agreement with respect thereto, and (2) as to Options, the period of time during which such Options are not exercisable or, if exercisable, are subject to a substantial risk of forfeiture pursuant to the terms of this Plan or any Award Agreement with respect thereto.

(ee) “Permanent Disability” shall mean permanent disability (1) as defined in any employment or severance benefits agreement between the Company or a Related Company and the Participant, (2) if the Company or a Related Company and Participant are not parties to any such agreement or if such agreement does not contain a definition of disability, then, as such term is defined in the long-term disability plan or policy then maintained by the Company or a Related Company expressly for the Participant, or if not so maintained, then in such plan or policy then generally maintained by the Company for the benefit of its Employees, or (3) if no such plan or policy shall then be in effect, any physical or mental disability or incapacity which the Committee determines would render the Participant incapable of performing the duties, essential functions and services required of such Participant pursuant to his employment or independent contractor relationship with the Company if Participant shall have been absent from such duties, functions or services with the Company, or not otherwise be performing the duties, functions or services due to physical or mental illness, in each case, on a full-time basis for a period of at least one hundred fifty (150) consecutive days or for other periods aggregating one hundred fifty (150) days during any 52-week period, and if thereafter the Company has given the Participant notice of the Company’s intent to terminate Participant’s employment or independent contractor relationship with the Company within thirty (30) days after such written notice of intent to terminate is given by the Company, Participant shall not have returned to the full-time performance of his duties, functions and services.

In the event Permanent Disability is to be determined pursuant to clause (3) above, and in the event that the Company and Participant are unable to agree whether Participant has returned or is able or not able to return to the full-time performance of his duties, functions and services because of sickness or disability, such decision shall, at the election of the Committee, in its sole and absolute discretion.

Notwithstanding the foregoing, in the event the tax qualification of any Award requires that Permanent Disability be determined under the Code, then Permanent Disability shall be defined under Code Section 22(e)(3) or such other section of the Code as the Committee shall from time to time determine to be applicable.

(ff) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(gg) “Pricing Date” shall have the meaning set forth in Section 6.3.

(hh) “Related Company” shall mean, for any incentive stock option described in Code Section 422(b), any company during any period in which it is a “parent company” (as that term is defined in Code Section 424(e)) with respect to the Company, or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company, and for all other purposes means any subsidiary of the Company and any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

(ii) “Restricted Stock Award” shall mean a grant of shares of Stock or of a right (other than an Option) to receive shares of Stock (which may include the right to receive dividends or dividend equivalents thereon) in the future.

(jj) “SEC” shall mean the Securities and Exchange Commission.

(kk) “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(ll) “Shares” shall mean shares of Stock.

(mm) “Stock” shall mean the common shares of the Company, no par value, and such other securities of the Company or other Persons as may be substituted for Stock pursuant to Section 5.4 hereof.

(nn) “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the same meaning as “subsidiary corporation” as that term is defined in Code Section 424(f).

(oo) “Substitute Awards” shall mean Awards which (i) are granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Related Companies combines, (ii) in the case of Incentive Stock Options, meet the requirements of Section 1.424-1 of the Treasury Regulations, and (iii) in the case of Non-Qualified Stock Options, would have met the requirements of Section 1.424-1 of the Treasury Regulations if they had been Incentive Stock Options, provided that Section 1.424-1(a)(5)(iii) shall be deemed to be satisfied if the ratio of the Exercise Price to the Fair Market Value of the Shares subject to the Option immediately after the assumption or substitution is not greater than the ratio of the Exercise Price to the Fair Market Value of the Shares subject to the Option immediately before the assumption or substitution.

(pp) “Tax Date” shall have the meaning set forth in Section 5.6(g).

(qq) “Termination of Service” shall have the meaning set forth in Section 5.16.

(rr) “Withholding Taxes” means all required foreign, federal, state or local taxes, including, without limitation, FICA and FUTA taxes payable with respect to an Award including, without limitation, with respect to one or more of the grant, vesting or exercise of an Award.

(ss) “Workforce Reduction” shall mean any termination of the employee-employer or other service relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business, the sale of one or more healthcare facilities at which the Participant is employed, or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

ARTICLE 3

EFFECTIVE DATE AND TERM

Section 3.1    Effective Date.    Subject to the approval of the shareholders of the Company, the Plan shall be effective as of November 7, 2005 (the “Effective Date”); provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company and shall be null and void if such shareholder approval shall not be obtained. The Plan shall have a term of 10 years and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

ARTICLE 4

ADMINISTRATION

Section 4.1    Committee.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”), or, if at any time there is not a committee so existing, the Board, in accordance with this Article 4.

Section 4.2    Selection of Committee.    The Committee shall be selected by the Board, and shall consist of two or more members of the Board. If at any time there is not a committee in existence pursuant to Section 4.1 of the Plan, the Committee shall consist of all the members of the Board. Unless separately designated or appointed by the Board, the Executive Compensation Committee of the Board shall serve as the Committee. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

Section 4.3    Qualifications of the Committee.    Members of the Committee shall have or meet the following qualifications:

(a) In order to facilitate the compliance of Awards with exemptive provisions under Section 16b-3 of the Exchange Act, each Committee member shall be a Non-Employee Director who shall satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act unless the Board expressly shall determine otherwise.

(b) In order that an Award to a Covered Officer complies with the terms of Code Section 162(m)(4)(C), each Committee member shall be an “outside director” within the meaning of Code Section 162(m) unless the Board expressly shall determine otherwise.

(c) In order for the Stock of the Company to be listed on such Exchange as the Board shall from time to time select, each Committee member shall meet any “independence” requirements promulgated by any Exchange on which the Stock is listed.

(d) In order to comply with the corporate governance requirements, each Committee member shall meet the governance qualifications established in the charter for the Company’s Executive Compensation Committee or established by the Company from time to time, unless the Board expressly shall determine otherwise.

Section 4.4    Powers of Committee.    Subject to the provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall:

(a) have full power and authority in its discretion to: (1) select from among the Eligible Individuals those Eligible Individuals who shall receive Awards and become Participants, (2) take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant; (3) determine the time or times of receipt of Awards, (4) determine the type or types of Awards to be granted to a Participant; (5) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (6) determine the timing, terms, conditions, performance criteria, restrictions, and other provisions of any Award; (7) accelerate the time at which all or any part of an Award may be settled or exercised; (8) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (9) determine, after taking into account the limitations of Code Section 409A, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (10) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (11) amend or modify the terms of, or cancel or suspend, any Award after grant with the consent of the holder of the Award or as otherwise provided in the Plan without the consent of the Participant; (12) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (13) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 8.1 hereunder to amend, suspend or terminate the Plan.

(b) have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c) have the authority and discretion to, at any time, provide for the immediate vesting or lapse of all restrictions under, or with respect to, an Award in the event of a Change in Control.

(d) have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

Section 4.5    Committee Discretion Binding.    Unless otherwise expressly provided in the Plan, all designations, determination, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including any Employer, any Employee, any Non-Employee Director, any Eligible Individual, any Participant and any other holder or beneficiary of any Award.

Section 4.6    Action by the Committee.    Except as otherwise provided by the Board, the provisions of this Section 4.6 shall apply to the Committee. The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it has been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4.7    Delegation.    Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law and the applicable rules of any Exchange on which the Stock is then listed, delegate to (a) a subcommittee of the Committee, (b) one or more officers or managers of an Employer, or (c) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards held by Participants who are not Insiders and who are not Covered Officers.

Subject to the terms of the Plan, the Board may, to the extent permitted by law and the applicable rules of any Exchange on which the Stock is then listed, delegate to the Committee the authority, subject to such terms and limitations as the Board shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards to Non-Employee Directors, provided that, in the case of any such delegation, the Committee shall be composed of three or more Non-Employee Directors.

Section 4.8    Information to be Furnished to Committee.    The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an Employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive unless determined by the Committee to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan or any Award thereunder.

Section 4.9    Indemnification.    No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or code of regulations, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Covered Person or hold him or her harmless.

ARTICLE 5

SHARES AVAILABLE FOR AWARDS AND LIMITATIONS ON ISSUANCE OF AWARDS

Section 5.1    Shares Available For Awards.

Subject to the following provisions of this Article 5, the maximum number Shares for which Awards may be granted under the Plan as of the Effective Date is eight hundred thousand (800,000) Shares plus the number of unused shares under the 2001 Plans (35,550 shares at June 30, 2005) which may only be issued as options; provided, however,

(a) In no event shall the number of Shares authorized under this Plan be decreased to a number less than the number of Shares for which Awards are issued and outstanding.

(b) Any Shares granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash (whether for dividends, tax withholding or any other purpose allowed under Code Section 409A), such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(c) If the Exercise Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(d) Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another Person shall not reduce the maximum number of Shares available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another Person (or an interest in another Person).

Section 5.2    Certain Limitations on Award Maximums.    Subject to Section 5.1 and Section 5.3, the following additional limitations are imposed under the Plan:

(a) The maximum number of Shares that may be issued pursuant to the Awards of Options shall be eight hundred thousand (800,000) Shares, seven hundred thousand (700,000) of which may be issued as Incentive Stock Options.

(b) The maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Article 7 (relating to Restricted Stock Awards) shall be two hundred thousand (200,000) Shares.

(c) Each Award of Restricted Shares shall reduce the number of Shares available for grant as Options on the basis of a ratio of four options for each Share and each Award of Options shall reduce the number of Shares available for Restricted Stock Awards on the basis of one Share of Restricted Stock for each four Options. All calculations pursuant to this provision shall be made on an aggregate basis. By way of illustration, if Awards of Restricted Stock were made covering two hundred thousand (200,000) Shares, there would be no Shares available for the issuance of Options.

(d) So long as the Company’s Stock is registered under Section 12 of the Securities Exchange Act, but subject to adjustment under Section 5.4, the maximum number of Shares that may be covered by Awards granted to any one individual Participant pursuant to Article 6 (relating to Options) shall be two hundred thousand (200,000) Shares during any calendar year.

(e) So long as the Company’s Stock is registered under Section 12 of the Securities Exchange Act, but subject to adjustment under Section 5.4, the maximum dollar value that can be awarded for Awards granted to any one individual Participant pursuant to Article 7 (relating to Restricted Stock Awards) shall be one million dollars ($1,000,000) for any single or combined performance goals established for any calendar year. If an Award granted under Article 7 is, at the time of grant, denominated in Shares, the value of the Shares for determining this maximum individual payment amount will be the Fair Market Value of a Share on the Determination Date for such Award.

(f) The maximum number of Shares which may be issued pursuant to Awards to Non-Employee Directors is one hundred thousand (100,000) Shares, and the maximum number of Shares which may be issued to all other Participants is seven hundred thousand (700,000) Shares.

The per-Participant limits described in Section 5.2(d) and Section 5.2(e) shall be construed and applied consistently with Code Section 162(m). In applying these limitations, if an Award, or any portion thereof, granted to an Employee is cancelled or repriced for any reason, then the Shares attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant, as the case may be, against the affected Employee’s two hundred thousand (200,000) Share limit for the appropriate calendar year.

Section 5.3    Certain Limitations on Incentive Stock Options.    So long as required by the Code with respect to incentive stock options, the following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan:

(a) No Incentive Stock Option shall be granted to an Employee who possesses at the time of grant more than 10% of the outstanding voting stock of all classes of stock of the Company unless the Exercise Price is at least 110% of the Fair Market Value of the Shares subject to option on the Pricing Date and the option is not exercisable after the expiration of five years from the date the Option is granted.

(b) The aggregate Fair Market Value of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Related Companies shall not exceed $100,000. To the extent that such value exceeds $100,000, the character of such Options shall be determined in chronological order beginning with the earliest date of grant until the $100,000 limit for Incentive Options is reached, with the remaining Options treated as Non-Qualified Options.

(c) An Incentive Stock Option may only be granted within ten (10) years from the date the Plan is approved by the Company’s shareholders.

(d) With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall, subject to Section 5.16, expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Permanent Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Section 5.3(d), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

Section 5.4    Adjustments.    The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends specified as such by the Board of Directors. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this Section, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), merger, consolidation, split up, spinoff, combination or exchange of shares or any partial or complete liquidation of the Company), the Committee may further adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (1) the number and kind of securities which may be delivered under the Plan; (2) the number and kind of securities subject to outstanding Awards; (3) the Exercise Price of outstanding Options; and (4) performance goal adjustments, as well as any other adjustments that the Committee determines to be equitable. Any adjustments made by the Committee pursuant to this Section 5.4 shall comply with the requirements of Code Section 409A.

Section 5.5    Certain Limits on Distribution.    Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any Exchange.

(b) To the extent that this Plan contemplates the issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

(c) Unless the Committee shall otherwise provide, including, without limitation, to comply with Code Section 409A, until a Participant has been issued the Shares subject to such Option exercise or Award of Restricted Stock, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

Section 5.6    Payment of Option Exercise Prices, Restricted Stock Purchase Prices, and Withholding Taxes.    The payment of the Exercise Price of an Option granted under Article 6, the payment of the purchase price (if any) for Restricted Stock Awards under Article 7, the payment of the Withholding Taxes due at any time with respect to an Award, shall be made as follows:

(a) Subject to the other provisions of this Section 5.6, the full Exercise Price and applicable Withholding Taxes for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 5.6(c), payment may be made as soon as practicable after the exercise).

(b) Payment of the Exercise Price for Options, the purchase price (if any) for Restricted Stock Awards, and applicable Withholding Taxes shall be made in cash or cash equivalents, or, at the discretion of the Committee, (1) by the Participant tendering, either by way of actual delivery of Shares or attestation, whole Shares that have been owned by the Participant for not less than six (6) months, if acquired directly from the Company, or that have been owned for any period of time, if acquired by the Participant on the open market, prior to the date of exercise in the case of Options, and prior to the applicable Determination Date in the case of a Restricted Stock Award, valued at the Fair Market Value of such Shares on such date, (2) by a combination of such cash (or cash equivalents) and such Shares, or (3) by such other method of exercise as may be permitted from time to time by the Committee; provided, however, that a Participant shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other derivative security of the Company.

(c) Subject to applicable securities laws and Section 202 of the Sarbanes-Oxley Act and at the discretion of the Committee, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement or program.

(d) The Committee may, in its sole discretion, permit the Participant to sell to the Company and the Company may, but need not, simultaneously purchase, to the fullest extent permitted by law, that number of Shares issuable upon the grant, exercise, or vesting of an Award as are sufficient to pay the Exercise Price for Options, the purchase price (if any) for Restricted Stock Awards, and the minimum Withholding Taxes, with respect to such Award. The Committee’s decision to allow payments to be made in the form of Shares issuable in connection with the exercise or payment or vesting of an Award shall be made by giving written notice to the Participant (or such other Person entitled to the benefits under this Plan).

(e) To the extent not otherwise provided by the Committee pursuant to this Section 5.6, the Company shall deduct from all cash distributions under the Plan any Withholding Taxes.

(f) Whenever the Company proposes or is required to issue or transfer Shares pursuant to a non-cash distribution under the Plan, and to the extent the Committee has not otherwise provided for payment pursuant to this Section 5.6, the Company shall have the right to require the Participant or any transferee to remit to the Company an amount sufficient to satisfy any Withholding Taxes prior to the delivery of any certificate or certificates for such Shares.

(g) To the extent that a Participant is granted the right under this Section 5.6 to make payments using shares, and such Participant wishes to exercise such right, he or she shall give the Company notice thereof. Such notice shall be delivered to the Company, in the case of a cashless exercise on or prior to the Exercise Date (an “Exercise Election”), in the case of payment of the purchase price of a Restricted Stock Award on or prior to the date payment of the purchase price is due (a “Payment Election”) and, in the case of Withholding Taxes, on or prior to the date (the “Tax Date”) on which the amount of tax required to be withheld is determined (a “Withholding Election” and, collectively with Exercise Elections and Payment Elections, an “Election”). A Participant may make an Election under this Section 5.6 only if both of the following conditions are met:

(1) The applicable Election must be made on or prior to the date specified by the Committee by executing and delivering to the Company a properly completed notice of Election as prescribed by the Committee; and

(2) Any Election made will be irrevocable by the Participant; however, the Committee may, in its sole discretion, disapprove and give no or only partial effect to the Election for any reason, including, without limitation, to the extent necessary or desirable to avoid any variable accounting treatment.

Section 5.7    Cash Awards for Tax Offset.    The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the Withholding Taxes imposed upon such person as a consequence of the receipt of an Award or the exercise of rights thereunder.

Section 5.8    Compliance with Code.    The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Code Section 409A). Any provision of the Plan or any Award Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Company shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Participant or the Company of any provision of any such law or regulation. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. Any reference herein to “compliance with the requirements of Code Section 409A” or words of similar import shall be interpreted to mean application of the terms of the Plan or Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional income tax is imposed on a Participant pursuant to Code Section 409A(1)(a). If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Awards issued hereunder, the Plan Administrator shall take such actions (including amending the Plan or any Award Agreement) as it deems necessary, in its sole discretion, to ensure continued compliance therewith.

Section 5.9    Payment Shares.    Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another Person (or an interest in another Person).

Section 5.10    Payments.    Awards may be settled through cash payments, the payment of dividends, the delivery of Shares, the granting of replacement Awards, or any such combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Subject to compliance with Code Section 409A, the Committee may permit the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

Section 5.11    Transferability; Transfer Restrictions; Non-Alienation of Benefits.    Except as otherwise provided in the terms of this Section or by the Committee in an Award Agreement, Awards under the Plan shall not be sold, assigned, transferred, pledged, gifted, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, with or without consideration, including by operation of law (other than by will or the laws of descent and distribution) until the end of the applicable Period or Periods of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. The Committee may in its discretion permit the transfer of a Non-Qualified Option or Restricted Stock Award by a Participant to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option or Restricted Stock Award prior to such transfer. In the discretion of the Committee, a consent to a transfer of a Non-Qualified Option or Restricted Stock Award may include the right to consent to amendments to any Award Agreement evidencing such Award and, in the discretion of the Committee, may also apply to the right to transfer ancillary rights associated with such Award. For purposes of this Section 5.11, the term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adopted relations, sisters, brothers, grandchildren and step-grandchildren and any Person who would qualify as a “family member” pursuant to General Instruction A.1(a)(5) of the General Instructions to Form S-8 or any successor form thereto. Any attempt to transfer or assign an Award in contravention of this Section shall be void. No Award shall, prior to receipt by the Participant or any permitted transferee pursuant to this Section and release of all restrictions or conditions thereon, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or any permitted transferee.

Section 5.12    Beneficiary Designation.    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 5.13    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other Person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 5.14    Award Agreement With Company.    Each Award shall be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee in its sole discretion may determine are appropriate under the Plan and in compliance with applicable law (including Code Section 409A). At the time of an Award to a Participant under the Plan, the Committee may require a Participant to execute an Award Agreement with the Company in a form specified by the Committee. Each Award Agreement shall be subject to the terms of the Plan and applicable law, and any provision in an Award Agreement that is inconsistent with the Plan or applicable law shall be null and void.

Section 5.15    No Right to Continued Employment or Service; No Trust or Fund Created; No Other Implied Rights.

(a) The Plan does not constitute a contract of employment or service. Selection as a Participant shall not interfere with or limit in any way the right of (i) the Company or any other Employer to terminate a Participant’s employment or other contractual relationship with the Company or such other Employer, (ii) the shareholders of the Company to remove any Non-Employee Director from the Board pursuant to the Company’s Articles of

Incorporation and Code of Regulations. Selection as a Participant shall not give any Employee or any other Person the right to be retained in the employ of the Company or any Related Company, shall not confer upon any Non-Employee Director any right to continue in the service of the Company as a Non-Employee Director, and shall not give any Person any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of (i) any Related Company, or (ii) the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

(b) Neither a Participant nor any other Person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

(c) No Participant or any Eligible Individual shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or Eligible Individuals uniformly.

Section 5.16    Termination of Service    With respect to a termination of service:

(a) “Termination of Service” shall mean the termination of the service relationship (whether an employment relationship or otherwise, but not with respect to services of a Person as a Non-Employee Director) between a Participant and the Participant’s Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Permanent Disability, Workforce Reduction or Normal Retirement, but excluding (1) at the discretion of the Committee, terminations where there is a simultaneous employment, reemployment or continuing employment of a Participant by the same or another Employer whether as an employee or an independent contractor; (2) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer or other service relationship; (3) at the discretion of the Committee, terminations which are followed by simultaneous establishment of a consulting relationship by an Employer with the former Employee or service provider; (4) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or other disposition of the Participant’s Employer from the Company or a Related Company; provided, that, that if a Subsidiary of the Company shall cease to be a Subsidiary, all employees and service providers of such Subsidiary not theretofore transferred to and becoming employees or service providers of the Company or of another Subsidiary of the Company shall be deemed to have incurred a Termination of Service within the meaning of the Plan on the date such Subsidiary ceases to be a Subsidiary of the Company, absent affirmative action by the Committee to the contrary, and further provided that, upon the Termination of Service of an Employee as a result of a Workforce Reduction, Options held by Employees subject to such Workforce Reduction shall expire on the date specified by the Committee at the time of the Termination of Service. Except as otherwise provided for by this Plan, the Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Service for purposes of this Plan. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

(b) The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service and shall provide such terms in the Award Agreement. Whether military, government or other service or other bona fide leaves of absence shall constitute a Termination of Service shall, subject to applicable law, be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(c) Except as otherwise provided by Section 5.3(d) or Section 6.3, any Award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, or continued, as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine, so long as any such modification complies with Code Section 409A. The portion of any Award exercisable in the event of a continuation of the Award or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the Award.

(d) To the extent that the provisions of this Section 5.16 causes Incentive Stock Options awarded to an Eligible Employee to extend beyond three months from the date such Participant is deemed to be an Employee of the Company, or a Related Company for purposes of Code Section 424(f), the Options held by such Participant shall be deemed to be Non-Qualified Options.

Section 5.17    Evidence.    Evidence required of any Person under the Plan may be by certificate, affidavit, document or other information which the Person acting on it considers pertinent and reliable, and signed, made or presented by the proper Person or Persons.

Section 5.18    Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board of directors thereof (including a committee of the applicable board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any Exchange) by a duly authorized officer of the Company.

Section 5.19    Related Company Obligations.    Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

Section 5.20    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which have been reacquired by the Company in purchases on the open market.

Section 5.21    Reservation of Shares.    The Company, during the term of any Awards granted hereunder may, but shall not be obligated to, reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Awards granted under the Plan; provided, however, that the Company shall fully reserve the necessary Shares (1) pursuant to applicable Exchange rules, and (2) at all times, immediately prior to or after a Change In Control.

Section 5.22    Non-Employee Director Awards.    The Board may require any Non-Employee Director to recuse himself or herself from all matters relating to the administration, construction or interpretation of the Plan in connection with any Award to such Person and, in the event the Board delegates these matters with respect to any Awards to Non-Employee Directors to the Committee pursuant to Section 4.7, any Non-Employee Director serving on the Committee shall recuse himself or herself from all matters relating to the administration, construction or interpretation of the Plan in connection with any Award to such Person.

ARTICLE 6

OPTIONS

Section 6.1    Definitions; Authorized Types of Options.    The grant of an option (the “Option”) entitles the Participant to purchase shares of stock at an Exercise Price established by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option. If an Award Agreement so provides, a Participant may be granted a new Option to purchase a number of Shares equal to the number of previously owned Shares tendered in payment of the Exercise Price for each Share purchased pursuant to the terms of the Award Agreement. Options granted under this Plan may be Incentive Stock Options, Non-Qualified Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Eligible Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Option.

Section 6.2    Waiver of Restrictions and Performance Measures and Treatment of Awards Upon Termination of Service.    The Committee may in its discretion, with respect to one or more Options on which restrictions have not lapsed or as to which performance measures have not been achieved, waive the surrender and cancellation of such Options which would otherwise occur upon the Termination of Service or the non-attainment of the performance measures or objectives applicable to those Options. Such waiver shall result in the immediate lapse of all restrictions on the Options as to which the waiver applies. Such Service waiver may be effected at any time, whether before or after the Participant’s Termination of Service or the attainment or non-attainment of the applicable performance goals.

Section 6.3    Exercise Price.    The “Exercise Price” of each Option granted under this Article 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; subject to the following requirements:

(a) [Intentionally Omitted].

(b) except in the case of Substitute Awards, the Exercise Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the Pricing Date.

(c) if an Employee owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (within the meaning of Code Section 424(e)), and an Incentive Stock Option is granted to such Employee, the Exercise Price shall be no less than 110% of the Fair Market Value of the Shares on the Pricing Date.

(d) notwithstanding the foregoing and except as provided by the provisions of Section 5.4 and Section 6.3(b) hereof, the Committee shall not have the power to (1) amend the terms of previously granted Options to reduce the Exercise Price of such Options, or (2) cancel such Options and grant substitute Options with a lower Exercise Price than the cancelled Options, without shareholder approval.

(e) for purposes of this Section 6.3, the “Pricing Date” shall be the latter of the (1) date on which the Option is approved by the Committee or, (2) if the Fair Market Value of the Stock shall have increased before the terms of an Award have been communicated to a Participant in a manner which complies with the requirements of FAS 123(R), then shall be as of the date of such communication, but only from and to the extent required by FAS 123(R).

Section 6.4    Exercise.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or, if the

Award Agreement shall so specify, thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events (including performance measures) and at such times during the term of the Option as the Committee may determine.

(a) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws, as determined by the Committee in its sole discretion.

(b) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and, subject to Section 5.6, payment in full to the Company at said office of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised, plus applicable Withholding Taxes required to be paid in cash.

(c) Except as otherwise expressly provided by the Committee, in writing in an Award Agreement, no Option may be exercised by a Participant: (1) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the date of Participant’s Termination of Service by reason of death or Permanent Disability); or (2) after the expiration date applicable to that Option.

Section 6.5    Settlement of Option Awards; Legends on ISO Shares.    Distributions following exercise of an Option and Shares distributed pursuant to such exercise shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the Shares purchased pursuant to the Option to clearly identify them as Shares purchased upon exercise of an Incentive Stock Option.

Section 6.6    Expiration Date of Options.    The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that, except as otherwise expressly provided by the Committee in writing in an Award Agreement, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a) the ten year anniversary of the date on which the Option is granted;

(b) if the Participant’s Termination of Service occurs by reason of death or Permanent Disability, the one year anniversary of such Termination of Service;

(c) if the Participant’s Termination of Service occurs by reason of Normal Retirement, the ninety (90) day anniversary of such Termination of Service; or

(d) if the Participant’s Termination of Service occurs for reasons other than Normal Retirement, death or Permanent Disability, the ninety (90) day anniversary of such Termination of Service.

Section 6.7    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Article 6, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an Exercise Price computed in accordance with such Code Section, provided that such Exercise Price shall not be less than the Fair Market Value on the date the Option was granted, and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

Section 6.8    Deferrals.    Subject to compliance with Code Section 409A, the Committee may permit a Participant to defer such Participant’s receipt of the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Section 6.9    Liquidation of the Company.    Subject to rights with respect to Awards vesting upon Change in Control, in the event of the complete liquidation or dissolution of the Company, any Options granted pursuant to the Plan and remaining unexercised shall be deemed canceled without regard to or limitation by any other provision of the Plan.

ARTICLE 7

RESTRICTED STOCK

Section 7.1    Terms of Restricted Stock Awards.    Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine which may include payment of a purchase price, continuous service, the achievement of performance measures or any combination thereof. The performance measures that may be used by the Committee for such Awards shall be measured by such criteria as the Committee may establish, consistent with any requirements of Code Section 162(m) that the Committee determines to be applicable. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company, Related Company, Affiliate or business unit performance, performance as compared with that of other publicly traded companies or market indexes or any combination thereof. The language regarding performance measures is intended to permit the Company to bring Awards of Restricted Stock within the requirements of the general rule for the performance-based compensation exception to the limit on deductible compensation under Code Section 162(m). If the right to become vested in a Restricted Stock Award granted under this Article 7 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, Permanent Disability, Change in Control or involuntary Termination of Service).

Section 7.2    Certificate Legend on Restricted Stock.    In addition to any legends placed on certificates pursuant to other provisions of the Plan, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend substantially similar to the following legend:

The sale or other transfer of the securities represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SunLink 2005 Equity Incentive Plan, and in an Award Agreement thereunder. A copy of the Plan and such Award Agreement may be obtained from SunLink Health Systems, Inc.

Section 7.3    Custody of Certificates.    Any certificates representing the shares of Stock issued upon exercise or grant of a Restricted Stock Award shall be issued in the Participant’s name, but, if the Award Agreement so provides, the shares of Stock shall be held by the Company or a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement providing for custody of shares or providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the Shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights thereunder, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held.

Any dividends declared on shares of Stock held by the Company or the Custodian shall, as the Committee may provide in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Company or the Custodian until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

Section 7.4    Voting Rights.    Except as otherwise provided by the Committee in an Award Agreement, during any Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares whether or not such shares are in the custody of the Company.

Section 7.5    Dividends and Other Distributions.    Dividends and other distributions shall be subject to the following provisions:

(a) In the sole and complete discretion of the Committee, an Award (other than an Option) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or, to the extent it complies with Code Section 409A, deferred basis. Any crediting of, or settlements with respect to, dividends or dividend equivalents or reinvestment in shares of Stock shall be subject to such conditions, restrictions and contingencies as the Committee shall establish, including requirements for the reinvestment of such credited amounts in Stock equivalents.

(b) All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

(c) The total number of Shares available for grant under Article 5 hereof shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited as performance-based Awards.

(d) In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a Period of Restriction equal to the remaining Period of Restriction of the Shares of Restricted Stock with respect to which the dividend is paid.

Section 7.6    Deferrals.    The Committee may permit a Participant to defer the delivery of Shares or such Participant’s receipt of the payment of dividends (whether in cash, stock, or other property) that would otherwise be due to such Participant by virtue of (A) the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals and make sure such deferral complies with Code Section 409A.

Section 7.7    Waiver of Restrictions and Performance Measure and Treatment of Restricted Stock Awards Upon Termination of Service.    Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right, if any, to receive unvested Restricted Shares following termination of the Participant’s employment with the Company and its Subsidiaries and, the extent to which vested Shares are subject to forfeiture or give rise to a repayment obligation on the part of a Participant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with the Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment and post-employment competition. The Committee may in its discretion, with respect to one or more shares of Restricted Stock on which restrictions have not lapsed or as to which performance measures have not been achieved, waive the surrender and cancellation of such Shares which would otherwise occur upon the Termination of Service or the non-attainment of the performance measures or objectives applicable to those Shares. Such waiver shall result in the immediate lapse of all restrictions on the Shares of Restricted Stock as to which the waiver applies. Such Service waiver may be effected at any time, whether before or after the Participant’s Termination of Service or the attainment or non-attainment of the applicable performance goals. In the absence of such exercise of discretion or other specification, the following provisions shall apply:

(a) In the event of the Termination of Service of the Participant, the Shares of Restricted Stock on which restrictions have not yet lapsed shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further rights with respect to those Shares, and

(b) To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash, the Company shall repay to the Participant the cash consideration paid for the surrendered Shares.

ARTICLE 8

AMENDMENT, SUSPENSION AND TERMINATION

Section 8.1    Amendment, Suspension or Termination of the Plan    The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the applicable Exchange on which the Stock is listed respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (1) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 5.4 hereof), or (2) change the class of Employees eligible for Incentive Stock Options. No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award (but no Participant shall have a right to any particular tax effect or tax treatment with respect to an Award) granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

Section 8.2    Termination, Suspension or Amendment of Awards.    Subject to the restrictions of Section 6.4, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 5.4 hereof does not materially and adversely affect any such rights, and further provided that the Board may but need not consider the tax effects on any Participant of any action permitted hereunder.

Section 8.3    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4) affecting the Company, any Related Company, or the financial statements of the Company or any Related Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to Section 5.4 or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Awards intended to comply with Code Section 162(m), no such adjustment shall be authorized to the extent that such authority would be inconsistent with having either the Plan or any Awards granted hereunder meeting the requirements of Code Section 162(m).

ARTICLE 9

MISCELLANEOUS

Section 9.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 9.2    Severability.    If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Section 9.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 9.4    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 9.5    Loans Prohibited.    So long as the Company is subject to the provisions of Section 202 of the Sarbanes-Oxley Act, the Company shall not make, guarantee or, to the extent prohibited by law, arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all income taxes or Withholding Taxes due on account of the granting, exercise or vesting of any Award hereunder.

Section 9.6    Repricing of Options Prohibited    So long as the Company is a reporting company under the Exchange Act, and notwithstanding anything elsewhere in this Plan to the contrary, the Company shall not decrease the Exercise Price of any existing Option other than in the case of Substitute Awards or pursuant to Section 5.4 of the Plan.

Section 9.7    Governing Law.    To the extent not preempted by United States Federal law, the Plan, and all Awards hereunder, shall be construed in accordance with and governed by the internal laws of the State of Ohio, provided that, if the Company shall change its state of incorporation, then the Plan and all Awards hereunder (including any outstanding Awards) shall be governed by the internal laws of the state into which the Company is reincorporated.

Section 9.8    Binding Effect    The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 9.9    No Third Party Beneficiaries.    Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 4.9) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

Section 9.10    Additional Transfer Restrictions.    No transfer of an Award by a grantee by will or by laws of descent and distribution or other permitted transfer shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will, transfer documents, and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

Section 9.11    Headings, Titles, and Captions.    The use of a table of contents and of headings, titles, and captions in the Plan are solely for convenience and reference to the provisions of the Plan and shall not be deemed to modify, limit or define the scope or substance of the provisions of the Plan. References to certain of such headings, titles, and captions in the Plan may identify other provisions of the Plan to which they relate or are subject, but shall have no other substantive effect in construing the provisions of the Plan.

Section 9.12    Non-Employee Director Share Ownership Requirements.    Subject to any trading restrictions imposed by applicable securities laws, as of the later to occur of (a) the date the Plan is approved by the Shareholders of the Company, or (b) the date on which a Person later elected as a Non-Employee Director is nominated for election, each Non-Employee Director (or future Non-Employee Director, as the case may be) shall be required to own, after taking into account any other ownership requirements, and shall provide the Company with written certification of such ownership substantially in the form provided in Exhibit “B” hereto, at least one thousand (1,000) shares of Stock. Each Non-Employee Director or future Non-Employee Director (as the case may be) shall maintain ownership of such number of Shares until such Non-Employee Director ceases to serve as a member of the Board.

EXHIBIT A

MANAGEMENT STOCKHOLDERS

Robert M. Thornton, Jr.

Joseph T. Morris

Harry R. Alvis

Jerome D. Orth

Mark J. Stockslager

EXHIBIT B

NON-EMPLOYEE DIRECTOR’S CERTIFICATE

Pursuant to the requirements of Section 9.12 of the 2005 Equity Incentive Plan (the “Plan”) of SunLink Health Systems, Inc. (the “Company”), the undersigned hereby certifies as follows:

Section 1.    As of the date hereof, the undersigned is a duly elected Non-Employee Director.

Section 2.    As of the later to occur of (i) the date on which the Plan was approved by the shareholders of the Company, or (ii) the date on which the undersigned was nominated for election as a Non-Employee Director, the undersigned shall be the owner of at least one thousand (1,000) Shares of the Company.

Section 3.    Pursuant to the requirements of the Plan, the undersigned has agreed to maintain ownership of at least one thousand (1,000) Shares from the date specified in Section (2) above until the undersigned’s service as a member of the Board of Directors of the Company ceases.

Section 4.    Capitalized terms used in this Certificate have the meaning assigned to them in the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this      day of                     , 20    .

Name:
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APPENDIX B

SUNLINK HEALTH SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”); the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the independence and performance of the Company’s external auditors.

II. COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, who shall meet the independence and audit committee composition requirements under any rules and regulations of the American Stock Exchange, Section 121A and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, as in effect from time to time. Each Audit Committee member shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement and shall have working familiarity with basic finance and accounting practices. The Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication satisfying the applicable requirements of the American Stock Exchange, the Exchange Act and the rules and regulations of the SEC.

The members of the Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with the management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either group believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party that reviews, appraises and provides recommendations on the Company’s financial reporting process and internal control system.

•	Take direct responsibility for the appointment of, compensation of, retention of, and oversight of the work of, the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•

Review and appraise the audit efforts of the Company’s independent auditors (who shall report directly to the Audit Committee), engage or dismiss the independent auditors as is considered appropriate and pre-approve any significant non-audit relationship with the Company’s independent auditors (approval of any such non-audit relationship must be disclosed in the Company’s periodic reports).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

•	Review the Company’s compliance program and report and provide any recommendations to the Board of Directors on such program.

•	Report to the Board of Directors the results of the Audit Committee’s work.

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

•	Review the Company’s annual consolidated financial statements and other financial information submitted to the SEC or the public, including any certification, report, opinion, or review rendered by the independent auditors.

•	Review with financial management and the independent auditors: (i) the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to filing, (ii) earnings announcements prior to release (if practicable) and (iii) the results of the review of such information by the independent auditors.

•	Consult with the independent auditors concerning the Company’s critical accounting policies and any off-balance sheet financing arrangements.

•	Determine what senior members will be assigned to the audit staff and be comfortable with their professionalism.

•	Approve fees and other compensation to be paid to the independent auditors.

•	On an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors’ independence, and receive and review the independent auditors’ annual letter to the Company delineating all relationships between the auditor and the Company.

•	Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements.

•	Discuss with the independent auditors whether their audit scope is adequate considering the Company does not have an internal audit staff and program.

•	On at least an annual basis, review the Company’s audit committee charter and make any necessary updates and revisions when appropriate.

Financial Reporting Processes

•	Consult with the independent auditors and review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with the independent auditors any alternative accounting treatment within generally accepted accounting principles of financial information identified by the independent auditors that has been discussed with management, the ramifications of the alternative treatment and the treatment preferred by the auditors.

•	Following completion of the annual audit, review separately with each of the management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

•	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

•	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.

Related Party and Legal Compliance

•	Evaluate identified related party transactions entered into by the Company.

•	Determine that all stock option plans are approved by stockholders.

•	Establish rules for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review with the independent auditors and/or other appropriate Company personnel, the results of their review of the Company’s compliance with its code of conduct, and endeavor to ensure that management has a proper review system in place so that the Company’s financial statements, reports and other financial information satisfy legal requirements.

•	Review processes and policies of the Company designed to ensure compliance with applicable laws and regulations and endeavor to ensure that the Company’s compliance efforts are effective.

•	Review with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

•	Review with the Company’s legal counsel, any legal matter that reasonably would be expected to have a significant impact on the organization’s financial statements.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee deems necessary or appropriate or the Board may request in writing.

V. EXPENSES

The Company shall provide the Audit Committee adequate funds to achieve its purpose, including any funding the Audit Committee reasonably deems appropriate, to engage the independent auditors, independent counsel or other advisers as it determines necessary to carry out its duties.

VI. LIMITATIONS ON RESPONSIBILITIES AND DUTIES

Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee do not represent themselves to be or to serve as, accountants or auditors by profession. Therefore, the Audit Committee expects to and will rely, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Further, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

APPENDIX C

SUNLINK HEALTH SYSTEMS, INC.

COMPENSATION COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON SEPTEMBER 20, 2004

I. PURPOSE

The primary purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers; (ii) to produce a report on executive compensation for inclusion in the Company’s annual proxy statement; (iii) to provide recommendations regarding management successors; and (iv) to administer the Company’s stock option and other incentive plans (in the absence of a separate Stock Option Committee).

II. ORGANIZATION

The Compensation Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the American Stock Exchange and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

Committee members shall be elected by resolution the Board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board if it elects to do so. Alternatively, if the Board does not designate a chairperson, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee’s chairperson shall (i) chair all meetings of the Committee; (ii) coordinate the evaluation of the performance of the Chief Executive Officer; and (iii) perform other activities requested by the other directors or as circumstances dictate.

III. STRUCTURE AND MEETINGS

The chairperson of the Compensation Committee will preside at each Committee meeting and, in consultation with the other Committee members, shall set the frequency of meetings and the agenda for each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the applicable meeting.

The Committee shall inform the Board of the actions taken or issues discussed at its meetings at the next meeting of the full Board following a committee meeting.

IV. GOALS AND RESPONSIBILITIES

The Compensation Committee shall have the power and authority of the Board to perform and shall perform the following duties and responsibilities:

A.	develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, set the Chief Executive Officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

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B.	make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of options to the Company’s officers and other employees and reviewing and approving the granting of options in accordance with such criteria;

C.	review and approve plans for managerial succession of the Company;

D.	review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

E.	annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

F.	perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deem appropriate.

V. COMMITTEE RESOURCES

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, consulting and other advisors. The Committee shall determine the extent of funding necessary for the payment of fees to any consultant retained to advise the Committee.

The Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the development and/or analysis of the Company’s compensation philosophy, or the evaluation of a director, the Chief Executive Officer or other senior executive and shall have sole authority to approve such firm’s fees and other retention terms.

VI. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website.

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

AMEX: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-888-594-5272, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 5:00 pm Eastern Standard Time, November 4, 2005.	Visit the Internet voting website at http://www.proxyvotenow.com/ssy. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 pm. Eastern Standard Time, November 4, 2005.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	COMPANY NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒ Please mark votes as in this example.

1.     To elect four (4) directors to the Board of Directors to serve for a term of two years and until their successors are elected and qualified.

(1) Robert M. Thornton, Jr., (2) Stephen J. Baileys, (3) Gene E. Burleson and (4) Michael W. Hall

        INSTRUCTION: For the slate, except to withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

	For All Nominees ☐	Withhold All Nominees ☐

2. To adopt the Company’s proposed 2005 Equity Incentive Plan	For ☐	Against ☐	Abstain ☐
3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and Karen B. Brenner and any of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 7, 2005, at 10:00 am Eastern Time at the Renaissance Waverly Hotel, 2450 Cobb Parkway S.W., Atlanta, Georgia 30339, and any adjournments or postponements thereof:

(To be signed, dated, and voted on reverse side.)